SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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Total System Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Philip W. Tomlinson

Chairman of the Board and

Chief Executive Officer

March 15, 2013

Dear Fellow Shareholder:

Thank you for putting your confidence and resources in TSYS. Enhancing the value of your investment remains our first priority and influences every decision we make. I hope you will attend our 2013 Annual Meeting of Shareholders on Tuesday, April 30, 2013 at 10:00 a.m. in the TSYS Riverfront Campus Auditorium, One TSYS Way, Columbus, Georgia.

I hope that you will be able to join us as we review 2012 and our strategy for the future. If you are unable to attend the meeting, you can listen to it live and view the slide presentation by going to our website at www.tsys.com. Your vote is very important to us. Whether or not you plan to attend, I encourage you to promptly submit your vote by the Internet, telephone or mail, as applicable, to ensure that your shares are represented at our Annual Meeting.

Thank you for your interest in and support of TSYS.

Sincerely,

Philip W. Tomlinson

Total System Services, Inc.            —             Post Office Box 2506            —             Columbus, Georgia 31902-2506

Notice Of The 2013 Annual Meeting Of Shareholders
TIME: PLACE: ITEMS OF BUSINESS: WHO MAY VOTE: ANNUAL REPORT: PROXY VOTING:

10:00 a.m.

Tuesday, April 30, 2013

TSYS Riverfront Campus Auditorium

One TSYS Way

Columbus, Georgia 31901

(1)    To elect 13 directors to serve until the next Annual Meeting of Shareholders.

(2)    To ratify the appointment of KPMG LLP as TSYS’ independent auditor for the year 2013.

(3)    To approve, on an advisory basis, executive compensation.

(4)    To transact such other business as may properly come before the meeting and any adjournment thereof.

You may vote if you were a shareholder of record on February 20, 2013.

A copy of the Annual Report is enclosed.

Your vote is important. Please vote in one of these ways:

(1)    Use the toll-free telephone number shown on your proxy card or Notice of Internet Availability of Proxy Materials, as applicable;

(2)    Visit the website listed on your proxy card or Notice of Internet Availability of Proxy Materials, as applicable;

(3)    If you received paper copies of the proxy materials, mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope provided; or

(4)    Submit a ballot at the Annual Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES PROMPTLY.

By Order of the Board of Directors,

G. Sanders Griffith, III

Secretary

Columbus, Georgia

March 15, 2013

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	45

PRINCIPAL SHAREHOLDERS	47

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	48

SHAREHOLDER PROPOSALS AND NOMINATIONS	48

GENERAL INFORMATION	49

INTERNET AVAILABILITY OF PROXY MATERIALS

INTERNET AVAILABILITY OF

PROXY MATERIALS

This year, we are using for the first time a Securities and Exchange Commission (“SEC”) rule that allows us to furnish proxy materials to shareholders over the Internet. As a result, beginning on or about March 15, 2013, we sent by mail or e-mail a Notice of Internet Availability of Proxy Materials, containing instructions on how to access our proxy materials, including our Proxy Statement and 2012 Annual Report, over the Internet and how to vote. Internet availability of our proxy materials is designed to expedite receipt by shareholders and lower the cost and environmental impact of the Annual Meeting. However, if you received such a notice and would prefer to receive paper copies of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

If you received your proxy materials via e-mail, the e-mail contains voting instructions, including a control number required to vote your shares, and links to the Proxy Statement and the 2012 Annual Report on the Internet. If you received your proxy materials by mail, the notice of annual meeting, Proxy Statement, proxy card or voting instruction form and Annual Report are enclosed.

If you hold our stock through more than one account, you may receive multiple copies of these proxy materials and will have to follow the instructions of each in order to vote all of your shares of our stock.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder

Meeting to be held on April 30, 2013

This Proxy Statement and Annual Report to Shareholders are available on our website at http://annualreport.tsys.com.

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VOTING INFORMATION

PROXY STATEMENT
VOTING INFORMATION

Purpose

This Proxy Statement is being made available or mailed to TSYS shareholders beginning on or about March 15, 2013. The TSYS Board of Directors is soliciting proxies to be used at the 2013 Annual Meeting of TSYS Shareholders which will be held on April 30, 2013, at 10:00 a.m., in the TSYS Riverfront Campus Auditorium, One TSYS Way, Columbus, Georgia. Proxies are solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting of Shareholders or any adjournment of that meeting.

Who Can Vote

You are entitled to vote if you were a shareholder of record of TSYS stock as of the close of business on February 20, 2013, the record date. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.

Quorum and Shares Outstanding

A majority of the outstanding shares of TSYS stock must be present, either in person or represented by proxy, in order to conduct the Annual Meeting of TSYS Shareholders. On February 20, 2013, 186,586,846 shares of TSYS stock were outstanding.

Proxies

The Board has designated two individuals to serve as proxies to vote the shares represented by proxies at the Annual Meeting of Shareholders. If you are a shareholder of record and properly submit a proxy card or submit a proxy by telephone or via the Internet but do not specify how you want your shares to be voted, your shares will be voted by the designated proxies:

•	FOR the election of all of the director nominees (Proposal 1);

•	FOR the ratification of the appointment of KPMG LLP as TSYS’ independent auditor for the year 2013 (Proposal 2); and

•	FOR the approval, on an advisory basis, of the compensation of TSYS’ named executive officers (Proposal 3).

The designated proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting. At this time, we are unaware of any matters, other than as set forth above, that may properly come before the Annual Meeting.

Voting of Shares

Each share of TSYS stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All shares entitled to vote and represented in person or by valid proxies received by phone, Internet or mail will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

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VOTING INFORMATION

Required Votes

Election of Directors (Proposal 1)

Our bylaws provide a majority vote standard for uncontested director elections. To be elected, directors must receive a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). If shareholders do not elect a nominee who is serving as a director, Georgia law provides that the director would continue to serve on the Board as a “hold over director.” Under our Corporate Governance Guidelines, an incumbent director that is not elected is expected to tender, promptly following certification of the voting results, his or her resignation from the Board, which resignation may be conditioned on Board acceptance of the resignation. In addition, our Corporate Governance Guidelines provide that the Board will nominate for election and appoint to Board vacancies only those candidates who have agreed to tender, promptly following the failure to receive the required vote for election to the Board, an irrevocable resignation that will be effective upon Board acceptance of the resignation. The Corporate Governance and Nominating Committee will consider the tendered resignation and recommend to the Board whether to accept or reject the resignation. The Board will act on the tendered resignation within 90 days from the certification of the voting results and promptly publicly disclose its decision. A director who tenders his or her resignation will not participate in the Committee’s recommendation or the Board action regarding whether to accept or reject the tendered resignation.

All Other Proposals

The affirmative vote of a majority of the votes cast is also needed to ratify the appointment of KPMG LLP as TSYS’ independent auditor for 2013 (Proposal 2) and approve the advisory vote on the compensation of TSYS’ named executive officers (Proposal 3).

Abstentions and Broker Non-Votes

Under certain circumstances, banks, brokers or other nominees are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank, broker or other nominee (a “broker non-vote”). In these cases, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to those matters. Whether a bank, broker or other nominee has authority to vote its shares on uninstructed matters is determined by the rules of the New York Stock Exchange (“NYSE”). We expect that banks, brokers and other nominees will be able to exercise discretionary authority to vote on Proposal 2, but will not have discretion to vote on Proposals 1 and 3. As such, if you do not provide voting instructions to your bank, broker or other nominee, your bank, broker or other nominee may only vote your shares on Proposal 2. Abstentions and broker non-votes will have no effect on the outcome of any of the Proposals to be voted on at the Annual Meeting.

How You Can Vote

If you hold shares in your own name, you may vote by proxy or in person at the meeting. If you wish to vote your shares in person at our Annual Meeting, you may either bring your proxy card or Notice of Internet Availability to the meeting or request a ballot at the meeting. To vote by proxy, you may select one of the following options:

Vote By Internet

You can vote your shares on the Internet until 11:59 p.m. Eastern Time on April 29, 2013. The website for Internet voting is shown on your proxy card or Notice of Internet Availability, as applicable. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote on the Internet, you do NOT need to return your proxy card if you received one.

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VOTING INFORMATION

Vote By Telephone

You can vote your shares by telephone until 11:59 p.m. Eastern Time on April 29, 2013 by calling the toll-free telephone number (at no cost to you) shown on your proxy card or Notice of Internet Availability, as applicable. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card if you received one.

Vote By Mail

If you received your proxy materials by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

Revocation of Proxy

If you hold shares in your own name and vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by: (1) signing another proxy card with a later date and returning it to us prior to the Annual Meeting; (2) voting again by telephone or on the Internet before 11:59 p.m. Eastern Time on April 29, 2013; or (3) attending the Annual Meeting in person and casting a ballot.

If your TSYS shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

Attending the Annual Meeting

The Annual Meeting will be held on Tuesday, April 30, 2013 in the TSYS Riverfront Campus Auditorium, One TSYS Way, Columbus, Georgia. Directions to the auditorium can be obtained from the Investor Relations page of TSYS’ website at www.tsys.com.

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CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Philosophy

The business affairs of TSYS are managed under the direction of the Board of Directors. The role of the Board of Directors is to effectively govern the affairs of TSYS for the benefit of its shareholders and other constituencies. The Board strives to ensure the success and continuity of business through the election and oversight of qualified management. It is also responsible for providing oversight to ensure that TSYS’ activities are conducted in a responsible and ethical manner. The Board is committed to having sound corporate governance principles and has adopted Corporate Governance Guidelines which govern the operation of the Board and its committees. Our Corporate Governance Guidelines are available in the Corporate Governance section of our website at www.tsys.com, under “Investor Relations” then “Corporate Governance.”

Independence

The listing standards of the NYSE and our Corporate Governance Guidelines require that a majority of our Board of Directors and every member of the Audit, Compensation and Corporate Governance and Nominating Committees be independent. The NYSE listing standards provide that a director does not qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with TSYS (either directly or as a partner, shareholder or officer of an organization that has a relationship with TSYS). The Board has established guidelines for independence to assist it in determining director independence which are consistent with the independence requirements in the NYSE listing standards. These independence guidelines are set forth in Section 2 of our Corporate Governance Guidelines. In addition to applying these independence guidelines, the Board considers all relevant facts and circumstances in making an independence determination.

The Board has determined that 12 of its 14 members are independent as defined by the listing standards of the NYSE and meet the guidelines for independence set by the Board. TSYS’ Board has determined that the following directors are independent: James H. Blanchard, Richard Y. Bradley, Kriss Cloninger III, Walter W. Driver, Jr., Gardiner W. Garrard, Jr., Sidney E. Harris, Mason H. Lampton, H. Lynn Page, John T. Turner, Richard W. Ussery, James D. Yancey and Rebecca K. Yarbrough. W. Walter Miller, Jr., who did not stand for reelection at the 2012 Annual Meeting, was also determined by the Board to be an independent director for the period he served as a director during 2012. Please see “Certain Relationships and Related Transactions” on page 45 which includes information with respect to immaterial relationships between TSYS and its independent directors. This information was considered by the Board in determining a director’s independence from TSYS under TSYS’ independence guidelines and NYSE listing standards.

Attendance at Meetings

The Board of Directors held nine meetings in 2012. All directors attended at least 75% of Board and committee meetings held during their tenure during 2012. The average attendance by directors at the aggregate number of Board and committee meetings they were scheduled to attend was 97%. Although TSYS has no formal policy with respect to Board members’ attendance at its annual meetings, it is customary for all Board members to attend the annual meetings. All of our directors attended the 2012 Annual Meeting of Shareholders.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Committees of the Board

TSYS’ Board of Directors has five principal standing committees — an Audit Committee, a Corporate Governance and Nominating Committee, a Compensation Committee, a Technology Committee and an Executive Committee. Each committee has a written charter adopted by the Board of Directors that complies with the listing standards of the NYSE pertaining to corporate governance. Copies of the committee charters are available in the Corporate Governance section of our website at www.tsys.com, under “Investor Relations” then “Corporate Governance”. The Board has determined that each member of the Audit, Corporate Governance and Nominating and Compensation Committees is an independent director as defined by the listing standards of the NYSE and our Corporate Governance Guidelines. The following table shows the current membership of the various committees.

Name	Audit	Compensation	Corporate Governance and Nominating	Technology	Executive
James H. Blanchard					Chair
Richard Y. Bradley			Chair		✓
Kriss Cloninger III		✓			✓
Walter W. Driver, Jr.		✓
Gardiner W. Garrard, Jr.				✓	✓
Sidney E. Harris	✓			Chair	✓
Mason H. Lampton		Chair			✓
H. Lynn Page	Chair				✓
Philip W. Tomlinson					✓
John T. Turner	✓
Richard W. Ussery				✓
M. Troy Woods					✓
James D. Yancey			✓	✓	✓
Rebecca K. Yarbrough			✓
Number of Committee Meetings Held in 2012	8	6	5	3	0

Executive Committee

During the intervals between meetings of TSYS’ Board of Directors, the Executive Committee possesses and may exercise any and all of the powers of the Board of Directors in the management and direction of the business and affairs of TSYS with respect to which specific direction has not been previously given by the Board of Directors unless Board action is required by TSYS’ governing documents, law or rule.

Audit Committee

The Report of the Audit Committee is on page 21. The Board has determined that all members of the Committee are independent under the rules of the NYSE and the SEC, financially literate under the rules of the NYSE and that at least one member, H. Lynn Page, is an “audit committee financial expert” as defined by the rules of the SEC. The primary functions of the Audit Committee include:

•	Monitoring the integrity of TSYS’ financial statements, TSYS’ systems of internal controls and TSYS’ compliance with regulatory and legal requirements;

•	Monitoring the independence, qualifications and performance of TSYS’ independent auditor and internal auditing activities;

•	Providing an avenue of communication among the independent auditor, management, internal audit and the Board of Directors; and

•	Monitoring the effectiveness of management’s enterprise risk management process that monitors and manages key business risks facing TSYS.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance and Nominating Committee

The primary functions of the Corporate Governance and Nominating Committee include:

•	Identifying qualified individuals to become Board members;

•	Recommending to the Board the director nominees for each annual meeting of shareholders and director nominees to be elected by the Board to fill interim director vacancies;

•	Overseeing the annual review and evaluation of the performance of the Board and its committees;

•	Developing and recommending to the Board corporate governance guidelines; and

•	Ensuring that procedures are in place for annual CEO performance reviews and annual reviews for succession planning and management development.

Compensation Committee

The Report of the Compensation Committee is on page 37. The primary functions of the Compensation Committee include:

•

Determining the compensation of the Chief Executive Officer and completing an annual performance evaluation of the Chief Executive Officer, including the review and approval of performance measures and objectives relevant to the Chief Executive Officer’s compensation;

•	Reviewing and approving compensation amounts for all other executive officers, including the review and approval of performance measures and objectives;

•	Establishing the overall philosophy of and designing long-term strategies for TSYS’ executive compensation programs, including salary structure, short-term incentives and long-term incentives; and

•	Overseeing all compensation plans and programs in which employees of TSYS are eligible to participate.

The Compensation Committee’s charter reflects these responsibilities and, except to the extent prohibited by NYSE rules or other applicable law or regulation, allows the Committee to delegate any matters within its power and responsibility to individuals or subcommittees when it deems appropriate. Information regarding TSYS’ processes and procedures for the consideration and determination of executive compensation, including the roles of TSYS’ executive officers and independent compensation consultant in the Committee’s decision making process, can be found under “Compensation Discussion and Analysis” on page 23.

Technology Committee

The primary functions of the Technology Committee include:

•	Assisting the Board and Audit Committee in their oversight of TSYS’ management of risks regarding technology, data security, disaster recovery, and business continuity;

•	Reviewing and discussing with management TSYS’ assessment and management of risks associated with its technology;

•	Reviewing and discussing with management TSYS’ risk appetite and strategy relating to technology risks, as well as the guidelines, policies and processes for monitoring and mitigating such risks: and

•	Making recommendations to the Audit Committee or the Board with respect to any of the above and other matters related to technology risks.

Compensation Committee Interlocks and Insider Participation

Mr. Cloninger, Mr. Driver, and Mr. Lampton served on the Compensation Committee during 2012. None of these individuals is or has been an officer or employee of TSYS. During 2012, no member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors any executive officer of TSYS served.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Director Qualifications and Nominating Process

The Corporate Governance and Nominating Committee makes recommendations to the Board of Directors regarding the size and composition of the Board. The Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of diversity of background, perspective and experience required for the Board as a whole and contains at least the minimum number of independent directors required by NYSE listing standards. The Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of TSYS’ business and, in furtherance of this goal, proposing the addition of members or not renominating members for purposes of obtaining the appropriate members and skills.

Our Corporate Governance Guidelines contain Board membership criteria considered by the Committee in recommending nominees for a position on TSYS’ Board. The Committee believes that, at a minimum, a director candidate must possess the personal qualities of personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the affairs of TSYS, be free from conflicts of interest with TSYS, possess a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust, and be willing to make, and financially capable of making, the required investment in TSYS’ stock pursuant to our Director Stock Ownership Guidelines. In addition to possessing the foregoing personal qualities, the Committee believes that a director candidate should possess a sufficient mix of independence and experience qualities and thus considers, among other things, the following criteria when reviewing a director candidate:

•	The extent of the director’s/potential director’s business, educational, governmental, non-profit or professional acumen and experience;

•

Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background, perspective and experience, including with respect to age, gender, race, place of residence and specialized experience;

•	Whether the director/potential director meets the independence requirements of the listing standards of the NYSE and our independence guidelines (where independence is desired);

•	Whether the director/potential director has the financial acumen or other professional or business experience relevant to an understanding of TSYS’ business; and

•

Whether the director/potential director, by virtue of particular technical expertise, experience or specialized skill relevant to TSYS’ current or future business, will add specific value as a Board member.

In addition, in accordance with our Corporate Governance Guidelines, no person 75 years or older is eligible for election as a member of the Board.

The Committee has two primary methods for identifying director candidates (other than those proposed by TSYS’ shareholders, as discussed below). First, on a periodic basis, the Committee solicits ideas for possible candidates from a number of sources including members of the Board, TSYS executives and individuals personally known to the members of the Board. Second, the Committee may, from time to time, use its authority under its charter to retain at TSYS’ expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms).

In considering candidates for director nominee, the Committee generally assembles all information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution the candidate could be expected to make to the overall functioning of the Board, giving due consideration to the overall Board balance of diversity of perspectives, background and experiences. Although the Committee does not have a separate policy with respect to the consideration of diversity in selecting director nominees, one of the criteria considered by the Committee in evaluating a director or a director candidate is whether the person assists in achieving a mix of Board members that represents a diversity of background, perspective and experience, including with respect to age, gender, race, place of residence and specialized experience as set forth above. When the Committee meets to discuss director nominees, diversity forms part of its considerations. With respect to current directors, the Committee also considers past attendance at meetings and assesses participation in and contributions to the activities of the Board.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Director candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year. If based on the Committee’s initial evaluation a director candidate continues to be of interest to the Committee, the Chair of the Committee will interview the candidate and communicate his evaluation to the other Committee members and executive management. Additional interviews are conducted, if necessary, and ultimately the Committee will meet to finalize its list of recommended candidates for the Board’s consideration.

The Committee will also consider candidates for nomination as a director submitted by shareholders. Although the Committee does not have a separate policy that addresses the consideration of director candidates recommended by shareholders, the Board does not believe that such a separate policy is necessary as our bylaws permit shareholders to nominate candidates and as one of the duties set forth in the Corporate Governance and Nominating Committee charter is to review and consider director candidates submitted by shareholders. The Committee’s evaluation process does not vary based upon whether a candidate is recommended by a shareholder; provided, however, the procedural requirements set forth in our bylaws and the procedures described under “Shareholder Proposals and Nominations” on page 48 must be met.

Executive Sessions of the Board of Directors

The non-management directors meet separately in executive session at least four times a year after each regularly scheduled meeting of the Board of Directors. Currently, all of our non-management directors are independent. In the event one or more of our non-management directors is not independent, the independent directors meet in executive session at least once a year. Richard Y. Bradley, the Lead Director, presides at the meetings of non-management and independent directors.

Communicating with the Board

The Board provides a process for shareholders and other interested parties to communicate with one or more members of the Board, including the Lead Director, or the non-management directors individually or as a group. Shareholders and other interested parties may communicate with the Board by writing the Board of Directors, Total System Services, Inc., c/o General Counsel’s Office, One TSYS Way, Columbus, Georgia 31901 or by calling (888) 467-2881. These procedures are also available in the Corporate Governance section of our website at www.tsys.com, under “Investor Relations” then “Corporate Governance”. The process for handling shareholder and other communications to the Board has been approved by TSYS’ independent directors.

Additional Information about Corporate Governance

TSYS has adopted Corporate Governance Guidelines which govern the operation of the Board and its committees. The Corporate Governance Guidelines are regularly reviewed by the Corporate Governance and Nominating Committee. We have also adopted a Code of Business Conduct and Ethics which is applicable to all directors, officers and employees. The Code of Conduct requires honest and ethical conduct in the performance of duties and provides methods by which to report unethical conduct. In addition, we maintain procedures for the confidential, anonymous submission of any complaints or concerns about TSYS, including complaints regarding accounting, internal accounting controls or auditing matters. Shareholders may access the Corporate Governance Guidelines, Code of Business Conduct and Ethics, each committee’s current charter, procedures for shareholders and other interested parties to communicate with the Lead Director or with the non-management directors individually or as a group and procedures for reporting complaints and concerns about TSYS, including complaints concerning accounting, internal accounting controls and auditing matters in the Corporate Governance section of our website at www.tsys.com, under “Investor Relations” then “Corporate Governance”.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure and Risk Oversight

Philip W. Tomlinson has served as Chairman of the Board and Chief Executive Officer of TSYS since 2006 and has served in various capacities with TSYS since its inception in 1982, including Chief Executive Officer and President. We believe that having one person serve as both Chairman of the Board and Chief Executive Officer is appropriate at the present time as it demonstrates to our employees, customers, investors and the industry that TSYS operates under strong, seasoned and singular leadership. We further believe that having Mr. Tomlinson serve in a combined Chairman and Chief Executive Officer role helps provide strong unified leadership for our management team and the Board of Directors. Accordingly, we believe that having one person serve as Chairman of the Board and Chief Executive Officer, coupled with an independent Lead Director, is best for TSYS and our shareholders at this time.

Under its charter, the Corporate Governance and Nominating Committee periodically reviews and recommends to the Board the leadership structure of the board including whether to separate or combine the Chief Executive Officer and Chairman positions as well as whether to have a Lead Director. Our bylaws and Corporate Governance Guidelines provide the Board with the flexibility to change the structure of the Chairman and Chief Executive Officer positions as and when appropriate. In addition, since 2003, our Corporate Governance Guidelines have required the election by the independent directors of an independent Lead Director to serve during any period when there is no independent Chairman of the Board in order to ensure that there is effective oversight by an independent board. Richard Y. Bradley currently serves as our Lead Director.

Under our Corporate Governance Guidelines, the responsibilities of the Lead Director include:

•	providing leadership to ensure the Board works in an independent, cohesive fashion, which includes evaluating the CEO’s and Board’s performance on an ongoing and annual basis;

•	serving as a liaison with TSYS’ shareholders;

•	developing the agenda for Board meetings with the Chairman of the Board, Board and Corporate Secretary;

•	having the authority to call meetings of the independent and non-management directors, as needed;

•	ensuring Board leadership in times of crisis;

•

developing the agenda for and chairing executive sessions of the independent directors and executive sessions of the non-management directors and acting as liaison between the independent directors and the Chairman of the Board on matters raised in such sessions;

•	chairing Board meetings when the Chairman of the Board is not in attendance;

•

working with the Chairman of the Board regarding meeting schedules to ensure the conduct of the Board meeting provides adequate time for serious discussion of appropriate issues and that appropriate information is made available to Board members on a timely basis;

•	attending meetings of the committees of the Board, as necessary or at his/her discretion, and communicating regularly with the Chairs of the principal standing committees of the Board; and

•	being available, upon request, for consultation and direct communication with major shareholders.

Our Corporate Governance Guidelines provide that non-management directors will meet in executive session at least four times a year and that in the event one or more of the non-management directors is not independent, our independent directors will meet in executive session at least once a year. As noted above, our Lead Director chairs these executive sessions which allow the Board to review key decisions and to discuss matters in a manner that is independent of the Chief Executive Officer, and where necessary, critical of the Chief Executive Officer and senior management.

Additionally, as discussed under “Committees of the Board” above, our Board has five standing committees — an Audit Committee, Corporate Governance and Nominating Committee, Compensation Committee, Technology Committee and Executive Committee. In accordance with NYSE listing standards, the Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee are each comprised solely of independent directors and each has a separate chair. Our Technology Committee is also comprised solely of independent directors and our Executive Committee is comprised of a majority of independent directors.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Each of these committees plays an important role in the governance and leadership of our Board and each is currently chaired by an independent director with significant public company director experience. We believe that TSYS’ current leadership structure best facilitates the Board’s oversight of risk by combining independent leadership, through the Lead Director, independent Audit, Compensation, Corporate Governance and Nominating and Technology Committees and a Board which is comprised of a substantial majority of independent directors, with an experienced Chairman and Chief Executive Officer who has intimate knowledge of our business, history, and the challenges that we face.

Our Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing TSYS. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the Board of Directors in reviewing TSYS’ business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for TSYS.

The Board exercises its oversight responsibility for risk both directly and through the Audit, Compensation, Corporate Governance and Nominating, and Technology Committees. Management of TSYS, which is responsible for day-to-day risk management, maintains an enterprise risk management process. The enterprise risk management process is designed to identify and assess TSYS’ risks, and to develop steps to mitigate and manage risks. On at least an annual basis, our Chief Risk and Compliance Officer presents a report to the full Board and the Board discusses the most significant risks that TSYS is facing and the steps management has taken or will take to mitigate those risks. In addition, the full Board is kept informed of each committee’s risk oversight and related activities through regular reports from the committee chairs.

The Audit Committee has primary responsibility for overseeing TSYS’ enterprise risk management framework and programs. The Committee regularly discusses our major financial risk exposures, financial reporting, internal controls, key operational risks, market risks and compliance, and the enterprise risk management framework and programs. The Committee receives reports at least quarterly from TSYS’ Chief Risk and Compliance Officer regarding TSYS’ assessment of risks.

The Technology Committee was formed by the Board in 2012 to assist the Board and the Audit Committee in the oversight of TSYS’ management of risks regarding technology, data security, disaster recovery, and business continuity, including, but not limited to, risks in these four areas related to hardware, software, personnel, architecture, organizational structure, management, resource allocation, innovation, and research and development. The Committee oversees and reviews management’s assessment and management of these technology risks and regularly discusses with management TSYS’ risk appetite and strategy relating to these risks.

The Compensation Committee oversees the risks associated with management resources, succession planning and management development and our compensation structure and programs, including evaluating and assessing risks arising from our compensation policies and practices for all employees.

The Corporate Governance and Nominating Committee oversees risks related to our overall corporate governance structure and processes, including board and committee composition, board size and structure, independence and risks arising from related party transactions.

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Director Compensation Program

The Corporate Governance and Nominating Committee is responsible for reviewing and recommending to the Board compensation programs for non-management directors. TSYS does not pay management directors for Board service in addition to their regular employee compensation. As part of its review of director compensation, the Committee periodically engages an outside consultant to report on director compensation practices and levels, the most recent of which was the engagement by the Committee of Mercer (U.S.) Inc. in September 2010. Mercer evaluated TSYS’ director compensation program relative to the peer group of companies used by TSYS in 2010 for executive compensation comparison purposes. Mercer recommended increases in both the cash and equity components of the director compensation program. For 2011, the Corporate Governance and Nominating Committee considered and partially implemented these recommendations by recommending that the Board approve certain changes and increases to the annual equity compensation for directors, but at levels lower than those recommended by Mercer. For 2012, the Committee reconsidered Mercer’s recommendations and also performed an internal evaluation of TSYS’ director compensation program relative to the peer group of companies used by TSYS in 2011 for executive compensation comparison purposes. As a result of this review, the Committee at its May 2012 meeting decided to recommend that the Board approve increases to both the cash and equity compensation programs for directors, which are described below. These changes were primarily intended to provide non-management directors with competitive compensation opportunities relative to the peer group companies. After implementing these changes, both the cash and equity components of TSYS’ director compensation are at approximately the 50th percentile of director compensation for the peer group companies.

The compensation program for non-employee directors is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of TSYS’ size; compensation should align directors’ interests with the long-term interests of shareholders; and the structure of the compensation should be simple, transparent and easy for shareholders to understand.

Cash Compensation of Directors

Beginning in May 2012, the annual cash retainer for non-employee directors was increased to $70,000. Compensation Committee, Technology Committee and Executive Committee members receive an additional cash retainer of $10,000, Corporate Governance and Nominating Committee members receive an additional cash retainer of $7,500 and Audit Committee members receive an additional cash retainer of $15,000. In addition, the Chairperson of the Corporate Governance and Nominating Committee receives a $7,500 cash retainer, the Chairpersons of the Compensation and Technology Committees receive a $10,000 cash retainer, the Chairpersons of the Audit and Executive Committees receive a $15,000 cash retainer and the Lead Director receives a $5,000 cash retainer.

By paying non-employee directors annual retainers for Board and Committee service, each director is compensated for his or her role and judgment as an advisor to TSYS, rather than for his or her attendance or effort at individual meetings. In so doing, directors with added responsibility are recognized with higher cash compensation. For example, members of the Audit Committee receive a higher cash retainer based upon the enhanced duties, time commitment and responsibilities of service on that committee. The Corporate Governance and Nominating Committee believes that this additional cash compensation is appropriate. In addition, directors may from time to time receive compensation for serving on special committees of the TSYS Board.

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DIRECTOR COMPENSATION

Deferral Program

Non-employee directors may elect to defer all or a portion of their cash compensation under the Directors’ Deferred Compensation Plan. The Directors’ Deferred Compensation Plan does not provide directors with an “above market” rate of return. Instead, the deferred amounts are deposited into one or more investment funds at the election of the director. In so doing, the plan is designed to allow directors to defer the income taxation of a portion of their compensation and to receive an investment return on those deferred amounts. All deferred fees are payable only in cash. No director deferred cash compensation under this plan during 2012.

Equity Compensation of Directors

Beginning in May 2012, the equity component of the director compensation program was increased to provide for an annual equity award with a fixed value of $112,000, with 50% awarded in the form of fully vested stock options and 50% in the form of fully vested shares. These awards are designed to create equity ownership and to focus directors on the long-term performance of TSYS.

Stock Ownership Guidelines

The equity awards to non-employee directors assist and facilitate directors’ fulfillment of their stock ownership requirements. TSYS’ Corporate Governance Guidelines require all directors to accumulate over time shares of TSYS stock equal in value to at least three times the value of their annual retainer for Board service. Directors have five years to attain this level of total stock ownership but must attain a share ownership threshold of one times the amount of the director’s annual retainer within three years. These stock ownership guidelines are designed to align the interests of TSYS’ directors to that of TSYS’ shareholders and the long-term performance of TSYS. As of December 31, 2012, each director had satisfied these ownership guidelines. In January 2013, we amended these stock ownership guidelines to provide that shares of our stock that are pledged shall not be included when calculating whether a director is in compliance with these guidelines.

Meeting Expenses

TSYS reimburses Board members for expenses incurred in attending Board and committee meetings and for attending director continuing educational programs in their capacities as directors. Such expenses include food, lodging and transportation.

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DIRECTOR COMPENSATION

The following table summarizes the compensation paid to non-employee directors during the year ended December 31, 2012.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
James H. Blanchard	$95,000	$56,011	$38,507	$189,512
Richard Y. Bradley	100,000	56,011	38,507	194,512
Kriss Cloninger III	90,000	56,011	38,507	184,512
Walter W. Driver, Jr.	80,000	56,011	38,507	174,512
Gardiner W. Garrard, Jr.	90,000	56,011	38,507	184,512
Sidney E. Harris	115,000	56,011	38,507	209,512
Mason H. Lampton	100,000	56,011	38,507	194,512
W. Walter Miller, Jr.(3)	—	—	—	—
H. Lynn Page	110,000	56,011	38,507	204,512
John T. Turner	85,000	56,011	38,507	179,512
Richard W. Ussery	80,000	56,011	38,507	174,512
James D. Yancey	97,500	56,011	38,507	192,012
Rebecca K. Yarbrough	77,500	56,011	38,507	172,012

(1)	This column represents the aggregate grant date fair value of 2,407 fully vested shares awarded to all non-employee directors in 2012 calculated in accordance with FASB ASC Topic 718. The fair values of the awards granted on May 31, 2012 were calculated using the closing stock price on May 31, 2012 of $23.27. At December 31, 2012, each director held 500 shares of unvested restricted TSYS stock. Dividends are paid on the shares of restricted stock.

(2)	This column represents the aggregate grant date fair value of 7,293 fully vested stock options awarded to all non-employee directors in 2012 calculated in accordance with FASB ASC Topic 718, using a Black-Scholes valuation model. The fair values of the awards granted on May 31, 2012 were calculated using the closing stock price on May 31, 2012 of $23.27, which is the exercise price for the stock options. For a discussion of the assumptions used in calculating the values of the stock option awards reported in this column, see Note 16 of Notes to Consolidated Financial Statements in TSYS’ Annual Report for the year ended December 31, 2012. At December 31, 2012, each non-employee director held 9,076 vested unexercised stock options. The stock options granted May 31, 2012 expire on May 30, 2022.

(3)	Mr. Miller did not stand for reelection at the 2012 Annual Meeting and as such did not receive any compensation in 2012.

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ELECTION OF DIRECTORS

PROPOSAL 1:	ELECTION OF DIRECTORS

General Information

Our Board of Directors is pleased to present the 13 nominees listed on pages 15 through 18 of this Proxy Statement for election as directors at the Annual Meeting. All of the 13 nominees are currently serving on our Board. Mrs. Rebecca K. Yarbrough, currently a member of our Board, will not be standing for re-election at the Annual Meeting due to having reached mandatory retirement age. Our directors determine the size of the Board and for purposes of the Annual Meeting, the number is fixed at 13.

Nominees for Election as Directors

All nominees for director have been nominated by the Corporate Governance and Nominating Committee and approved by the Board for election as directors and, if elected, will hold office until the 2014 Annual Meeting. The Board believes that each director nominee will be able to stand for election. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of any substitute nominee named by the Board upon the recommendation of the Corporate Governance and Nominating Committee. If you do not wish your shares voted for one or more of the nominees, you may so indicate on the proxy.

The 13 nominees for director were selected by the Corporate Governance and Nominating Committee based upon a review of the nominees and consideration of the director qualifications described under “Corporate Governance and Board Matters — Director Qualifications and Nominating Process” on page 8. The Committee evaluates each individual in the context of the Board as a whole with the objective of recommending a group of directors that can best perpetuate the success of TSYS’ business and represent the interests of shareholders.

The Committee determined that each director nominee possesses the personal qualities of personal and professional integrity, sound judgment and forthrightness; has sufficient time to dedicate to the affairs of TSYS; is free from conflicts of interest with TSYS; is able to work in a collegial manner; and has satisfied the requirements of the Director Stock Ownership Guidelines. In addition, 11 of the 13 director nominees are independent as defined by NYSE listing standards and meet the guidelines for independence set by the Board.

The Committee also assessed the experience qualifications of each director nominee. To follow is certain information with respect to each director nominee, including information with respect to the specific experience, qualifications or skills that led the Board to conclude, upon the Committee’s recommendation, that the person should serve as a director.

James H. Blanchard — Chairman of the Board and Chief Executive Officer, Retired, Synovus Financial Corp. — Chairman of the Board — Jordan-Blanchard Capital, LLC — Director since 1982    Mr. Blanchard, 71 years of age, has served as Chairman of the Board of Jordan-Blanchard Capital, LLC, a recently formed private equity investment company, since August 2011. Mr. Blanchard previously served as Chairman of the Board and Chief Executive Officer of Synovus Financial Corp., a financial services company (“Synovus”). Mr. Blanchard was elected Chairman of the Board of Synovus in July 2005 and retired from that position in October 2006. Prior to 2005, Mr. Blanchard served for over 34 years in various capacities with Synovus or its subsidiary, Columbus Bank and Trust Company (the predecessor to Synovus Bank), including Chief Executive Officer of both Synovus and Columbus Bank and Trust Company. Mr. Blanchard continued to serve as a director of Synovus until 2012. Mr. Blanchard was elected Chairman of the Executive Committee of TSYS in February 1992. Although he continues to serve in this capacity, he retired as an executive officer of TSYS in conjunction with his retirement as an executive officer of Synovus in October 2006. Mr. Blanchard also serves as Lead Director of AT&T Corporation and has served as a director of BellSouth Corporation. Mr. Blanchard’s business experience includes service on the boards of the Financial Services Roundtable, BITS (formerly, Bankers Information Technology Secretariat), the American Bankers Association, the Georgia Chamber of Commerce and the Georgia Research Alliance, and membership with The University of Georgia Dean’s Advisory Board for the Terry College of Business. Mr. Blanchard is a graduate of the University of

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ELECTION OF DIRECTORS

Georgia, and he earned a law degree from the University of Georgia School of Law. Mr. Blanchard’s leadership and consensus-building skills, experience as the principal executive officer of a public company in the financial services industry, experience in the payment services industry and understanding of TSYS’ business and historical development give TSYS’ Board valuable insights related to matters of strategic importance.

Richard Y. Bradley — Partner, Bradley & Hatcher — Director since 1991    Mr. Bradley, 74 years of age, is a lawyer with the law firm of Bradley & Hatcher. His professional career includes the practice of law for 44 years, most recently as a partner with the Bradley & Hatcher firm from July 1995 to the present. Mr. Bradley previously served as a director of Synovus. He has significant experience in corporate governance matters, having chaired the Corporate Governance and Nominating Committee of the TSYS board since 2000 and the Synovus board from 2000-2012. Mr. Bradley also has Board leadership experience having served as TSYS’ Lead Director since 2008. Mr. Bradley’s business and professional experience includes serving as President of Bickerstaff Clay Products Company, Inc., a structural clay products manufacturing company, President of the Georgia State Bar from 1983-1984 and Chairman of Georgia’s Institute of Continuing Legal Education from 1984-1985. Mr. Bradley is a fellow of the American College of Trial Lawyers. Mr. Bradley is a graduate of the University of Georgia School of Business, and he earned a law degree from the University of Georgia School of Law. Mr. Bradley’s legal training and experience, his experience in corporate governance-related matters and his leadership and consensus-building skills are of great value in his leadership role on TSYS’ Board.

Kriss Cloninger III — President and Chief Financial Officer, Aflac Incorporated — Director since 2004    Mr. Cloninger, 65 years of age, has served in various capacities with Aflac Incorporated, an insurance holding company, since joining Aflac in 1992, including President and Chief Financial Officer, a title he has held since 2001. Mr. Cloninger also serves as a director of Aflac. Mr. Cloninger also serves as a director of Tupperware Brands Corporation and chairs its Audit Committee. Mr. Cloninger’s business experience includes serving as a principal with KPMG LLP. Mr. Cloninger is a fellow of the Society of Actuaries and a member of the American Academy of Actuaries. Mr. Cloninger is a graduate of the University of Texas at Austin and he earned a Masters degree in business administration from the University of Texas at Austin. Mr. Cloninger’s experience as a principal financial officer of a public company with a strong international business provides an important perspective to the TSYS Board as TSYS expands internationally.

Walter W. Driver, Jr. — Chairman — Southeast, Goldman, Sachs & Co. — Director since 2002    Mr. Driver, 67 years of age, has served as Chairman-Southeast of Goldman, Sachs & Co., an investment banking and securities firm, since January 2006. Mr. Driver practiced law with the law firm of King & Spalding from 1970 until 2006, and served as Managing Partner or Chairman of the firm from 1999 until 2006. Mr. Driver’s law practice focused on many aspects of representation of financial institutions, including financing transactions. Mr. Driver also serves as a director of Equifax Inc. Mr. Driver is a graduate of Stanford University and he earned a law degree from the University of Texas School of Law. Mr. Driver’s legal training and experience, his negotiating skills, risk assessment skills and understanding of complex financial transactions benefit the TSYS Board in its discussion of strategic matters.

Gardiner W. Garrard, Jr. — Chairman of the Board, The Jordan Company — Director since 1982    Mr. Garrard, 72 years of age, was named Chairman of the Board of The Jordan Company, a real estate development and private equity investments company, in 2009. He served as President of The Jordan Company from 1975 until his election as Chairman of the Board. Mr. Garrard previously served as a director of Synovus and has also served as a member of the TSYS and Synovus Audit Committees, Compensation Committees and Executive Committees. Mr. Garrard is a graduate of the University of North Carolina and he earned a law degree from the University of Georgia School of Law. Mr. Garrard’s executive management experience, leadership skills, public company board expertise and legal training provide the TSYS Board with leadership and consensus building skills on matters of strategic importance.

Sidney E. Harris — Professor, Georgia State University —  Director since 1999    Mr. Harris, 63 years of age, has served as a professor at Georgia State University since July 1997. From 1997 until 2004, Mr. Harris also served as the Dean of the J. Mack Robinson College of Business at Georgia State University. In 1987, Mr. Harris joined the faculty of the Peter F. Drucker Graduate School of Management at the Claremont Graduate School and served as Dean of Drucker from 1991 until 1996. His research has focused on strategy implementation, general management and the

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ELECTION OF DIRECTORS

strategic use of information in the strategy, structure and culture of high performance organizations. He has lectured internationally at several universities, and served as a member of the board of the Society of International Business Fellows. Mr. Harris serves as a director of the RidgeWorth Funds and the Multi-Manager Portfolio Funds, and has served as a director of The ServiceMaster Company and Transamerica Investors, Inc. Mr. Harris is a graduate of Morehouse College and he earned a PhD in operations research at Cornell University. Mr. Harris’ knowledge of best practices in executive management, familiarity with international business practices and expertise in corporate strategy implementation and risk management help the TSYS Board address challenges that TSYS encounters as it expands internationally and manages enterprise risk.

Mason H. Lampton — Chairman of the Board, Standard Concrete Products — Director since 1986    Mr. Lampton, 65 years of age, was named Chairman of the Board of Standard Concrete Products, a privately held construction materials company, in June 2004. He has owned and led Standard Concrete Products since 1996. Prior to 1996, Mr. Lampton was President and Chairman of the Board of The Hardaway Company, a construction company. Mr. Lampton also serves as a director of Synovus Financial Corp. His prior business experience also includes serving as a director and as a member of the Audit Committee of another public company, Citizens Fidelity Corporation. He has served as a member of the TSYS and Synovus Audit Committees, Executive Committees and Compensation Committees. Mr. Lampton is a graduate of Vanderbilt University. Mr. Lampton’s skills in risk management and directing corporate strategy and his public company board expertise provide the TSYS Board with valuable insights as the Board oversees TSYS’ strategic development.

H. Lynn Page — Vice Chairman of the Board, Retired, Synovus Financial Corp. — Director since 1982    Mr. Page, 72 years of age, was elected Vice Chairman of Synovus in 1990 and retired from that position in 1991. Prior to 1991, Mr. Page served for over 26 years in various capacities with Synovus or its subsidiary, Columbus Bank and Trust Company, or with TSYS, including President of Synovus and Vice Chairman of TSYS. During Mr. Page’s service as an executive officer of Synovus, he also served as the Chief Financial Officer of Synovus or the chief financial officer of Synovus reported directly to him. Mr. Page also serves as a director of Synovus. He is a graduate of the Georgia Institute of Technology. Mr. Page brings to the TSYS Board financial expertise, executive management experience in overseeing the financial reporting of a public company, risk management skills and years of business experience with TSYS and in the financial services industry, enabling him to provide valuable leadership to the TSYS Board’s oversight of financial reporting and enterprise risk management.

Philip W. Tomlinson — Chairman of the Board and Chief Executive Officer, Total System Services, Inc. — Director since 1982    Mr. Tomlinson, 66 years of age, was elected Chairman of the Board and Chief Executive Officer of TSYS in January 2006. From 1982 until 2006, Mr. Tomlinson served in various capacities with TSYS, including Chief Executive Officer and President. Since TSYS’ incorporation in December 1982, Mr. Tomlinson has played a key role in almost every major relationship that has shaped TSYS’ development. Mr. Tomlinson is a director of Synovus, a member of the Financial Services Roundtable, a graduate of Louisiana State University’s School of Banking of the South, former Chairman of the Columbus State University Board of Trustees and a member of the Board of Directors of the Georgia Department of Economic Development. Mr. Tomlinson’s leadership skills, his relationship-building and risk management skills, his extensive knowledge of and years of experience with TSYS and his knowledge and understanding of the payment services and financial services industries provide invaluable resources to TSYS’ Board.

John T. Turner — Private Investor — Director since 2003    Mr. Turner, 56 years of age, is a private investor and a director of the W.C. Bradley Co., a privately held consumer products goods company. Mr. Turner served for 20 years in various capacities with the W.C. Bradley Co. and/or its subsidiaries, including President of Bradley Specialty Retailing, Inc. Mr. Turner has for many years been actively involved in initiatives encompassing a variety of entrepreneurial, social and environmental interests. Mr. Turner is a graduate of Vanderbilt University. Mr. Turner’s experience in business management, corporate strategy development, including international business, and risk assessment provide the TSYS Board with a valuable perspective on matters relating to TSYS’ strategic growth and enterprise risk management.

Richard W. Ussery — Chairman of the Board and Chief Executive Officer, Retired, Total System Services, Inc. — Director since 1982    Mr. Ussery, 65 years of age, retired as an executive employee of TSYS in June 2005 and served as a non-executive Chairman of the Board until January 2006. Prior to 2005, Mr. Ussery served for over 40 years in various capacities with TSYS or Synovus’ subsidiary, Columbus Bank and Trust Company, including

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RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR

Chairman of the Board and Chief Executive Officer of TSYS. His business experience includes serving as a director of the Georgia Power Company, an electric utility subsidiary company of Southern Company. Mr. Ussery is a graduate of Auburn University. Mr. Ussery’s leadership skills, extensive knowledge of and experience in the payment services and financial services industries and understanding of TSYS’ business and historical development give him unique insights into our company’s challenges, opportunities and business.

M. Troy Woods — President and Chief Operating Officer, Total System Services, Inc. — Director since 2003    Mr. Woods, 61 years of age, was elected President and Chief Operating Officer of TSYS in December 2003. From 1987 until 2003, Mr. Woods served in various capacities with TSYS, including Executive Vice President. Mr. Woods is a graduate of Columbus State University, the University of Virginia’s Graduate School of Retail Bank Management and Louisiana State University’s School of Banking of the South. Mr. Woods is also a member of the Columbus State University Board of Trustees. Mr. Woods’ business experience includes service in the financial services industry in a variety of capacities, including as a senior vice president of consumer lending. Mr. Woods has been involved in directing TSYS’ international expansion, strategic planning activities, negotiations with major clients and the continual improvement of TS2, TSYS’ core payments engine. Mr. Woods’ extensive knowledge of TSYS’ business, operations and employees, risk management and negotiating skills, as well as his extensive experience in the payment services and financial services industries provide invaluable resources to TSYS’ Board.

James D. Yancey — Chairman of the Board, Columbus Bank and Trust; Chairman of the Board, Retired, Synovus Financial Corp. — Director since 1982    Mr. Yancey, 71 years of age, retired as an executive employee of Synovus in December 2004 and served as a non-executive Chairman of the Board until July 2005. Mr. Yancey also served as a non-executive Chairman of the Board of Synovus from June 2010 until October 2010. Mr. Yancey was elected as an executive officer Chairman of the Board of Synovus in October 2003. Prior to 2003, Mr. Yancey served for over 45 years in various capacities with Synovus and/or its subsidiary, Columbus Bank and Trust Company, including Vice Chairman of the Board and President of both Synovus and Columbus Bank and Trust Company. Mr. Yancey also serves as a director of Synovus. His business experience includes service as a member of the Financial Services Roundtable, the Board of Regents of the University System of Georgia and as a director of the Georgia Chamber of Commerce. Mr. Yancey is a graduate of Columbus State University. Mr. Yancey provides a valuable perspective to the TSYS Board based on his experience in overseeing the management of a bank engaged in the credit card business, as a large portion of TSYS’ customer base is comprised of credit card issuing banks.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES.

PROPOSAL 2:	RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR

The Audit Committee has appointed the firm of KPMG LLP as the independent auditor to audit the consolidated financial statements of TSYS and its subsidiaries for the fiscal year ending December 31, 2013 and TSYS’ internal control over financial reporting as of December 31, 2013. Representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the meeting. Although shareholder ratification of the appointment of TSYS’ independent auditor is not required by our bylaws or otherwise, we are submitting the selection of KPMG to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for TSYS.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITOR.

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EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The following table sets forth the name, age and position with TSYS of each executive officer of TSYS.

Name	Age	Position with TSYS
Philip W. Tomlinson(1)	66	Chairman of the Board and Chief Executive Officer
M. Troy Woods(1)	61	President and Chief Operating Officer
James B. Lipham(2)	64	Senior Executive Vice President and Chief Financial Officer
William A. Pruett(3)	59	Senior Executive Vice President and Chief Client Officer;
		President, TSYS North America
Kenneth L. Tye(4)	60	Senior Executive Vice President and Chief Information Officer
G. Sanders Griffith, III(5)	59	Senior Executive Vice President, General Counsel and Secretary

(1)	As Messrs. Tomlinson and Woods are also directors of TSYS, relevant information pertaining to their positions with TSYS is set forth under the caption “Nominees for Election as Directors” on page 15.

(2)	James B. Lipham was elected as Senior Executive Vice President and Chief Financial Officer of TSYS in April 2004. From 1995 until 2004, Mr. Lipham served as Executive Vice President and Chief Financial Officer of TSYS. From 1987 until 1995, Mr. Lipham served in various financial capacities with TSYS, including Senior Vice President and Treasurer.

(3)	William A. Pruett was elected as Senior Executive Vice President and Chief Client Officer of TSYS in April 2004 and President, TSYS North America in November 2010. From 1993 until 2004, Mr. Pruett served as Executive Vice President of TSYS. From 1982 until 1993, Mr. Pruett served in various capacities with TSYS, including Senior Vice President.

(4)	Kenneth L. Tye was elected as Senior Executive Vice President and Chief Information Officer of TSYS in April 2004. From 1999 until 2004, Mr. Tye served as Executive Vice President and Chief Information Officer of TSYS. From 1982 until 1999, Mr. Tye served in various capacities with TSYS, including Senior Vice President.

(5)	G. Sanders Griffith, III was elected as Senior Executive Vice President of TSYS in January 2008, Secretary of TSYS in 1995 and General Counsel of TSYS in 1988.

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STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth ownership of shares of TSYS stock by each director, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of December 31, 2012.

Name	Shares of TSYS Stock Beneficially Owned with Sole Voting and Investment Power as of 12/31/12	Shares of TSYS Stock Beneficially Owned with Shared Voting and Investment Power as of 12/31/12	Shares of TSYS Stock Beneficially Owned with Sole Voting and No Investment Power as of 12/31/12	Total Shares of TSYS Stock Beneficially Owned as of 12/31/12(1)(2)	Percentage of Outstanding Shares of TSYS Stock Beneficially Owned as of 12/31/12
James H. Blanchard	336,123	175,687	500	521,386	*
Richard Y. Bradley	46,423	76,259	500	132,258	*
Kriss Cloninger III	15,748	—	500	25,324	*
Walter W. Driver, Jr.	15,383	—	500	24,959	*
Gardiner W. Garrard, Jr.	89,049	138,785	500	237,410	*
G. Sanders Griffith, III	163,516	1,683	43,008	337,357	*
Sidney E. Harris	14,090	—	500	23,666	*
Mason H. Lampton	11,817	31,966	500	53,359	*
James B. Lipham	149,374	600	6,858	340,493	*
H. Lynn Page	205,083	221,939	500	436,598	*
William A. Pruett	211,634	—	6,858	442,254	*
Philip W. Tomlinson	533,258	126,183	18,280	1,309,531	*
John T. Turner	6,386	1,587,521	500	1,603,483	*
Kenneth L. Tye	122,952	—	6,858	297,265	*
Richard W. Ussery	410,018	—	500	544,451	*
M. Troy Woods	198,928	2,279	18,280	637,575	*
James D. Yancey	423,061	73,910	500	506,547	*
Rebecca K. Yarbrough	140,975	294,102	500	444,653	*
Directors and Executive Officers as a Group (18 persons)	3,093,818	2,730,914	106,142	7,935,205	4.2

*	Less than one percent of the outstanding shares of TSYS stock.

(1)	The totals shown in the table above for each of the non-employee directors, other than Mr. Ussery, include options to purchase 9,076 shares and for each of the individuals listed below include options to purchase the number of shares shown below. These options are all of the options held by TSYS’ directors and executive officers that were exercisable on, or became exercisable within 60 days after, December 31, 2012.

Name	Stock Options
G. Sanders Griffith, III	129,150
James B. Lipham	183,661
William A. Pruett	223,762
Philip W. Tomlinson	631,810
Kenneth L. Tye	167,455
Richard W. Ussery	133,933
M. Troy Woods	418,088
Directors and Executive Officers as a Group (18 persons)	2,004,331

(2)	The totals shown in the table above include the following number of shares of TSYS stock that were pledged, including shares held in a margin account: 63,231 shares for Mr. Garrard, 64,650 shares for Mr. Tye, 20,022, shares for Mr. Woods and 10,251 shares for Mr. Yancey, which shares in the aggregate represent less than .1% of TSYS’ outstanding shares. Shares that are pledged are not included when calculating whether directors and executive officers are in compliance with director and executive officer stock ownership guidelines. The total shown in the table above for Mrs. Yarbrough includes 72,000 shares held in a trust for which Mrs. Yarbrough is not the trustee. Mrs. Yarbrough disclaims beneficial ownership of these shares.

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AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of three directors, each of whom the Board has determined to be an independent director as defined by the listing standards of the NYSE and the rules of the SEC. The duties of the Audit Committee are summarized in this Proxy Statement under “Committees of the Board” on page 6 and are more fully described in the Audit Committee charter adopted by the Board of Directors.

One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight responsibility regarding the integrity of TSYS’ financial statements and systems of internal controls. Management is responsible for TSYS’ accounting and financial reporting processes, the establishment and effectiveness of internal controls and the preparation and integrity of TSYS’ consolidated financial statements. KPMG LLP, TSYS’ independent auditor, is responsible for performing an independent audit of TSYS’ consolidated financial statements and of the effectiveness of TSYS’ internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing opinions on whether those financial statements are presented fairly in conformity with accounting principles generally accepted in the United States and on the effectiveness of TSYS’ internal control over financial reporting. The Audit Committee is directly responsible for the appointment, compensation and oversight of KPMG LLP. The function of the Audit Committee is not to duplicate the activities of management or the independent auditor, but to monitor and oversee TSYS’ financial reporting process.

In discharging its responsibilities regarding the financial reporting process, the Audit Committee:

•	Reviewed and discussed with management and KPMG LLP TSYS’ audited financial statements as of and for the year ended December 31, 2012;

•

Discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and adopted by the Public Company Accounting Oversight Board (“PCAOB”); and

•

Received from KPMG LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence.

Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in TSYS’ Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

The Audit Committee

H. Lynn Page, Chairman

Sidney E. Harris

John T. Turner

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AUDIT COMMITTEE REPORT

KPMG LLP Fees and Services

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of TSYS’ annual financial statements for the years ended December 31, 2012 and December 31, 2011 and fees billed for other services rendered by KPMG during those periods.

	2012	2011
Audit Fees(1)	$2,026,375	$1,998,000
Audit Related Fees(2)	1,918,649	1,763,000
Tax Fees(3)	279,744	19,000
All Other Fees	-0-	-0-
Total	$4,224,768	$3,780,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of TSYS’ financial statements and internal control over financial reporting, reviews of quarterly financial information and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit related fees consisted principally of certain agreed upon procedures engagements, employee benefit plan audits and assurance related services associated with data center reviews.

(3)	Tax fees consisted of fees for tax compliance/preparation and tax consultation services.

Policy on Audit Committee Pre-Approval

The Audit Committee has the responsibility for appointing, setting the compensation for and overseeing the work of TSYS’ independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor in order to assure that the provision of these services does not impair the independent auditor’s independence. TSYS’ Audit Committee Pre-Approval Policy addresses services included within the four categories of audit and permissible non-audit services, which include Audit Services, Audit Related Services, Tax Services and All Other Services.

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. In addition, the Audit Committee must specifically pre-approve permissible non-audit services classified as All Other Services.

Prior to engagement, management submits to the Committee for approval a detailed list of the Audit Services, Audit Related Services and Tax Services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Each specified service is allocated to the appropriate category and accompanied by a budget estimating the cost of that service. The Committee will, if appropriate, approve both the list of Audit Services, Audit Related Services and Tax Services and the budget for such services.

The Committee is informed at each Committee meeting as to the services actually provided by the independent auditor pursuant to the Pre-Approval Policy. Any proposed service that is not separately listed in the Pre-Approval Policy or any service exceeding the pre-approved fee levels must be specifically pre-approved by the Committee. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. The Chairman must report any pre-approval decisions made by him to the Committee at its next scheduled meeting.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The core of our executive compensation strategy is to incent and reward our senior executives for (1) achievement of the annual operating plan through the Annual Incentive Program (“AIP”) and (2) achievement of growth over a three year performance period through the Long-Term Incentive Program (“LTIP”), both are described in greater detail below. Our plans align performance-based compensation with TSYS’ goal to be the leading global payment solutions provider as well as with the core components of our strategic plan: increasing the revenue and operating income of our three operating segments, North America Services, International Services and Merchant Services, while further diversifying our revenue stream and reducing our reliance on North American card issuer processing.

For “named executive officers” with enterprise-level accountability, the Committee utilizes revenue growth and income from continuing operations at the enterprise level and the simple average of the results of our three business segments (revenue growth and operating income) as performance metrics under the AIP. For named executive officers who do not have enterprise-level accountability, the performance metrics are balanced between revenue growth and operating income at the applicable business segment and the two enterprise metrics. For the LTIP, the Committee utilizes revenue growth and income from continuing operations at the enterprise level for all named executive officers.

The Committee believes that the revenue growth metric positively correlates to our growth and expansion goals, while the income from continuing operations and operating income metrics incent both overall profitability as well as profitable growth. The Committee also believes that these metrics currently are the best evaluative measures of TSYS’ performance when compared to other metrics that might be impacted by capital structure or the performance of the stock market in general. Although the AIP and LTIP use similar metrics, the calculation of the metrics under the programs differs in that the AIP does not reward executives for acquisitions unless those acquisitions are reflected in the annual operating plan, while the impact of acquisitions is included in determining whether the targeted performance under the LTIP has been achieved. In addition, the metrics under the LTIP include a compound annual growth rate (“CAGR”) requirement.

To best ensure that the incentive for growth that these metrics provides does not invite less-profitable, or even unprofitable, growth, the Committee limits the portion of the payout percentage resulting from revenue growth to the payout percentage derived from income from continuing operations at the enterprise-level and operating income at the business segment-level. Awards under both plans also eliminate the impact of currency exchange rate fluctuations in order to better focus executives on operational excellence and financial achievement rather than currency exchange rate volatility. Finally, the Committee is required to reduce awards under the LTIP to adjust for any dilutive EPS effect from acquisitions, thereby providing further assurance of alignment between shareholder interests and the personal financial interests of the named executive officers.

Compensation Committee Actions for 2012

In February 2013, management voluntarily recommended to the Compensation Committee that the AIP bonuses for 2012 earned by senior management, including the named executive officers, be reduced 5%. Management made this recommendation as a result of not meeting certain expectations regarding several internal nonfinancial goals. Management considered 5% to be a reasonable adjustment to the otherwise earned AIP bonuses. The Committee approved the recommendation, and the AIP bonuses were reduced accordingly.

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EXECUTIVE COMPENSATION

Consideration of 2012 Say-on-Pay Vote

At our 2012 Annual Meeting, we asked shareholders to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for that meeting. Shareholders responded favorably with over 96% of the votes cast in favor of approval. The Board and the Compensation Committee appreciate and value the view of our shareholders. In considering the results of this advisory vote on executive compensation, the Committee concluded that the compensation paid to our named executive officers in 2012 and our overall pay practices enjoy strong shareholder support.

In light of the strong shareholder support of the compensation paid to our executive officers evidenced by the results of this advisory vote, the Board and the Committee did not make any specific changes to our executive compensation program for 2013 as a result of the 2012 say-on-pay vote. Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the Board and the Committee in evaluating the alignment of our executive compensation program with the interests of TSYS and its shareholders. In addition, the Board and the Committee intend to continue our shareholder outreach program pursuant to which we discuss, or offer to discuss, with all shareholders holding 1% of TSYS’ shares their views on general governance issues as well as compensation related matters and any concerns they may have concerning TSYS’ practices.

Best Practices

Our compensation practices include elements designed to embody good corporate governance and reflect best practices within executive compensation:

•

Emphasis on Performance-based Compensation:    A significant portion of the compensation awarded to our executive officers is in the form of performance-based compensation that is tied to the achievement of performance goals or stock price appreciation.

•	Clawback Policy: Our clawback policy permits TSYS to recover incentive compensation paid or awarded to executive officers in certain circumstances.

•	No Hedging Policy: Our insider trading policy prohibits our executive officers and directors from engaging in hedging transactions designed to off-set decreases in the market value of TSYS stock.

•	No Employment Agreements: None of our executive officers has an employment agreement.

•

Double-Trigger Change of Control Provisions:    Our change of control agreements and equity award agreements require both a change of control of TSYS and actual or constructive termination of employment before change in control benefits are triggered.

•

Stock Ownership Guidelines and Share Retention Policy:    Our executive stock ownership guidelines require our executives to hold a significant amount of TSYS stock. Our CEO exceeds these guidelines by more than 300%, and each of our other executive officers exceeds these guidelines by more than 40%. In addition, we have a share retention policy for executive officers pursuant to which they are required to retain ownership of at least 50% of all stock acquired by them through our equity compensation plans, net of taxes and transaction costs, until retirement or other termination of employment.

•

Independent Compensation Consultant:    The Committee selects and directly engages its own executive compensation consultant. The Committee must pre-approve the engagement by management of this executive compensation consultant for any other purpose, subject to a de minimis exception.

•	Minimal Perquisites: In the aggregate, for all named executive officers perquisites in 2012 were less than $145,000, reflecting our policy of utilizing perquisites sparingly.

•

No Tax Gross-Up Policy:    Agreements adopted or materially amended after December 2011 will not provide for tax gross-up payments to executive officers, except for gross-ups applicable to management employees generally, such as payments made pursuant to an expatriate tax equalization policy.

•	No Discretionary Bonuses: The Committee does not pay discretionary bonuses except in exceptional circumstances.

Additional information with respect to the items listed above can be found in the following pages of this CD&A.

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EXECUTIVE COMPENSATION

Named Executive Officers

This CD&A discusses TSYS’ executive compensation program as it relates to the following “named executive officers” whose 2012 compensation information is provided in the series of tables following this discussion:

•	Philip W. Tomlinson, Chairman of the Board and Chief Executive Officer;

•	James B. Lipham, Senior Executive Vice President and Chief Financial Officer;

•	M. Troy Woods, President and Chief Operating Officer;

•	William A. Pruett, Senior Executive Vice President and Chief Client Officer; President, TSYS North America;

•	Kenneth L. Tye, Senior Executive Vice President and Chief Information Officer; and

•	G. Sanders Griffith, III, Senior Executive Vice President, General Counsel and Secretary.

We have voluntarily disclosed the compensation amounts earned by or paid to Mr. Pruett for 2011 and 2012 even though he was not a “named executive officer” for 2011 or 2012. Mr. Pruett was a named executive officer for 2010. As Mr. Pruett and Mr. Tye are paid the same base salary and as Mr. Griffith is paid a similar base salary, it is possible that TSYS’ named executive officers could change from year-to-year as both the AIP and LTIP awards are expressed as a percentage of base pay and the target percentage for each of these three executives is the same. We believe that including information with respect to the compensation of our six most senior executives for the years in which the base salaries of certain of these executives is similar will provide our shareholders with consistent disclosure from year-to-year.

Pay for Performance

The graphs below show the balance of the elements that comprised target total direct compensation approved by the Committee for the named executive officers for 2012, including the approximate percentage of performance-based compensation. For purposes of the graphs below, performance-based compensation is comprised of AIP bonuses, stock options and performance shares. The percentage of performance compensation listed below each chart is calculated by dividing (i) the value of performance-based compensation at target by (ii) the amount of target total direct compensation, which includes performance-based compensation plus 2012 base salary. The mix of actual pay delivered to executives may vary significantly from the charts based on the level of achievement of AIP and LTIP awards.

2012 Target Total Direct Compensation

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EXECUTIVE COMPENSATION

Executive Compensation Program

Compensation Philosophy and Objectives

TSYS’ executive compensation program is designed to drive shareholder value and attract, motivate and retain a talented, dynamic executive team with the skills and vision required for us to become the leading global payment solutions provider. Our executive compensation program is performance-oriented and links compensation to TSYS’ performance.

Our pay for performance philosophy is reflected in different aspects of our executive compensation program. A significant portion of the total compensation of each named executive officer is at risk based on short-term and long-term performance. For 2012, performance-based compensation included an annual incentive cash bonus opportunity under the AIP, a grant of performance shares, and a grant of stock options. We consider conventional stock options to be performance-based as options generate value only if the value of our stock appreciates after the date of the option grant. Our pay for performance philosophy is reinforced by practices such as limited perquisites, stock ownership and share retention requirements, the limitation of future tax gross-ups and a clawback policy.

Discretion and Judgment of the Committee

The Committee oversees TSYS’ executive compensation program, and the Committee has the right to exercise downward discretion in connection with performance-based compensation. For example, the Committee can reduce or eliminate the amount that would otherwise be awarded under the approved payout schedule to reflect individual or business unit performance, to exclude unanticipated, non-recurring gains or for corporate affordability. In addition, the Committee is required to reduce LTIP awards where an acquisition is dilutive to earnings per share.

Our CEO does not participate in the Committee’s deliberations or decisions with regard to his compensation. At the Committee’s request, our CEO provides input for the Committee regarding the performance and appropriate compensation of the other named executive officers. The Committee can and does exercise discretion in modifying any compensation recommendations relating to executive officers that are made by our CEO. From time to time our President participates in these discussions, but does not participate in the Committee’s deliberations or discussions with respect to his compensation.

Each year, the Committee reviews the components of each named executive officer’s compensation to determine if changes in the officer’s compensation are appropriate. The Committee has determined that the named executive officers’ compensation is reasonable, competitive, performance-oriented and designed to align with the successful implementation of our strategic plan.

Role of the Compensation Consultant

The Committee is authorized to retain and terminate any consultant, as well as approve the consultant’s fees and other terms of retention. The Committee selected and directly engaged Towers Watson in 2012 as its independent compensation consultant to review and make recommendations on the benchmarking peer group, to provide benchmarking review and to provide an equity usage analysis compared to peer companies. Towers Watson also provides other executive compensation services to the Committee such as keeping the Committee apprised of regulatory developments and competitive practices related to executive compensation. Towers Watson provides general observations on TSYS’ compensation programs, but it does not determine or recommend the amount or form of compensation for our named executive officers. At the request of the Committee, Towers Watson attended all of the Committee meetings held in 2012.

The Committee recognizes the benefit of receiving objective advice from its executive compensation consultant and has implemented a pre-approval policy that requires the approval of the Committee before TSYS management can engage the executive compensation consultant for the Committee to provide additional services, other than the purchase of national and international compensation surveys for fees that do not exceed $25,000 in any fiscal year. During 2012, Towers Watson provided no services to TSYS other than its advice to the Committee on executive compensation issues and the provision of surveys.

In February 2013, the Committee considered the independence of Towers Watson in light of new SEC rules and NYSE listing standards. The Committee requested and received a letter from Towers Watson addressing its independence, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage

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EXECUTIVE COMPENSATION

of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. The Committee considered these factors and determined that the work of Towers Watson did not raise any conflict of interest.

The Role of Peer Companies and Benchmarking

The Committee uses publicly reported information from companies that we consider our peers when reviewing the compensation of the named executive officers relative to the compensation paid to similarly-situated executives and in evaluating performance-based compensation plans. This process is often referred to as “benchmarking.” We believe that benchmarking should be a point of reference for measurement, not determinative of the named executive officers’ compensation or the performance-based plans.

The “Benchmarking Group” was selected by the Committee after considering companies that compete in TSYS’ market for business and talent, companies with similar business operations and focus, and companies with similar organization size. The Benchmarking Group is reviewed annually. For 2012, six companies were removed (Acxiom Corporation, Global Cash Access Holdings, Inc., Mastercard Incorporated, Paychex, Inc., Visa, Inc. and Western Union Company), and three companies were added (Lender Processing Services, Inc., TeleTech Holdings Inc., and VeriFone Systems, Inc.) These changes were made for a variety of reasons, but generally because the deleted companies were not of comparable size or did not have international operations while the added companies were closer in size or had a more extensive international operation.

Companies in the 2012 Benchmarking Group are:

Alliance Data Systems Corporation	Euronet Worldwide, Inc.	Jack Henry & Associates, Inc.
Broadridge Financial Solutions, Inc.	Fair Isaac Corporation	Lender Processing Services, Inc.
Convergys Corporation	Fidelity National Information Services, Inc.	Moneygram International, Inc.
DST Systems, Inc.	Fiserv, Inc.	TeleTech Holdings, Inc.
The Dun & Bradstreet Corporation	Global Payments, Inc.	VeriFone Systems, Inc.
Equifax Inc.	Heartland Payment Systems, Inc.

As part of ongoing efforts to ensure that appropriate companies are included in the Benchmarking Group, the Committee further revised the Benchmarking Group for 2013. Fair Isaac Corporation was removed because it is not a direct competitor of TSYS, and CoreLogic, Inc., a company with revenues and market capitalization comparable to TSYS, was added.

TSYS benchmarks base salaries and short-term and long-term incentive awards with our Benchmarking Group. TSYS also benchmarks total compensation (base salary, short-term incentives and long-term incentives) of its executives using benchmarking data. The Committee considers the market median when setting total compensation, but total compensation can range from the 25th percentile through the 75th percentile of our Benchmarking Group. TSYS uses our Benchmarking Group for benchmarking total compensation, as well as external market surveys.

Tally Sheets

The Committee reviews tally sheets for the named executive officers annually. Tally sheets present the dollar amount of each element of the named executive officer’s compensation package, including base salary, cash bonus under the AIP, current LTIP target award, perquisites, health and welfare benefits, contributions to the qualified Retirement Savings Plan and the non-qualified Deferred Compensation Plan and outstanding equity awards. Tally sheets also provide estimates of the amounts payable to each executive upon the occurrence of potential future events, such as a change of control, retirement, death, disability, involuntary termination for cause, and voluntary or involuntary termination without cause.

Tally sheets provide the Committee a summary of all elements of an executive’s compensation package, as well as information on wealth accumulation, so that the Committee can analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual and projected compensation and determine whether the executive’s compensation is reasonable. Although tally sheets are not used to benchmark total compensation with our Benchmarking Group, the Committee considers total compensation paid to executives in our Benchmarking Group in considering the reasonableness of our executives’ compensation.

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EXECUTIVE COMPENSATION

Elements of Compensation

The primary elements of compensation in TSYS’ executive compensation program are summarized in the table below.

Compensation Element	Objective	Key Features
Base Pay	To provide a fixed level of cash compensation for executive officers commensurate with their respective skills, responsibilities, experience and performance.	Reviewed annually and adjusted based on an executive’s current and anticipated future performance with benchmarking to our Benchmarking Group.
AIP — performance-based cash bonuses	To motivate executive officers to produce specified financial results and to reward executives for successful implementation of TSYS’ annual operating plan.	Cash bonuses are a function of attainment of performance goals.
LTIP — annual equity awards and special equity grants	To align interests of executive officers with shareholders and to reward executives for the achievement of the goals necessary to successfully implement TSYS’ strategic plan.	Annual award is a multiple of base pay.
One-half of annual award is paid in stock
options and one-half is paid in performance
shares. Performance shares are subject to
attainment of performance goals over a
three-year period.

Special equity grants are made only in
exceptional circumstances and have
varying features.

Retirement Savings Plan — a tax qualified plan that allows 401(k) deferrals	To provide retirement income for executive officers.	Broad-based retirement plan. TSYS makes discretionary contributions based on profits and provides 401(k) matching contributions. TSYS contributions are fully vested after two years of service.
Deferred Compensation Plan — a nonqualified plan	To provide additional retirement savings and income deferral opportunities.	Executive officers can elect to defer a
portion of their base salary and cash
bonuses under the AIP.

TSYS contributes an amount equal to the
amount that would have been contributed
to the Retirement Savings Plan but for IRS
limits, and matches deferrals at the same
rate it matches 401(k) contributions.

Perquisites	To provide minimal personal benefits for executive officers to align our compensation program with competitive practices.	Treated as taxable income to executive officers and represents an insignificant amount of an executive’s compensation.

Base Pay

Base pay provides our executives with a level of compensation commensurate with their respective skills, responsibilities, experience and performance. It is the amount paid to an executive for effectively performing his or her job on a daily basis.

To ensure that base pay is competitive, TSYS benchmarks an executive’s base pay against base pay paid by our Benchmarking Group. The Committee compares each executive’s current base pay to market information for that position, with an emphasis on the market median, using proxy statement information from our Benchmarking Group. For certain positions for which there is no clear market match in the benchmarking data, the Committee uses a blend of two or more positions from the benchmarking data. After reviewing the benchmarking data, the Committee establishes a competitive base salary for each executive. See “The Role of Peer Companies and Benchmarking” section on page 27 for a list of the companies in the Benchmarking Group and information on the process used to select these companies.

In addition to market comparisons of similar positions at our peer companies, individual performance may affect base pay. Comparison of an executive’s base pay to the base pay of other TSYS executives may also be a factor in establishing base pay, especially with respect to positions for which there is no clear market match in benchmarking data. Because of the process used to establish base pay, large increases in base pay generally occur only when an executive is promoted into a new position. Base pay is not directly related to TSYS’ performance, except over the long term since revenues are used in benchmarking base pay against our Benchmarking Group.

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EXECUTIVE COMPENSATION

For 2012, the named executive officers received increases in base pay ranging from 2.96% to 8%. As a result of the increases, the named executive officers had base pay ranging from 95% to 119% of the base pay for holders of comparable positions at the Benchmarking Group. Base pay for 2012 is set forth in the “Salary” column in the Summary Compensation Table on page 38.

Annual Incentive Program

Annual cash bonuses under the AIP provide an incentive for our executives to meet short-term performance goals as reflected in our operating plan. In addition, given the prevalence of short-term incentive compensation in the marketplace, annual cash bonuses are necessary to provide a competitive compensation program.

AIP performance measures are based on growth in revenues before reimbursable items and income from continuing operations at the enterprise level, and, at the business segment level, on revenues before reimbursable items and operating income. During 2012, the performance criteria for named executive officers with enterprise-wide accountability was expanded to include the simple average of the results of our three business segments, North America Services, International Services and Merchant Services. Enterprise and segment metrics for the named executive officers are weighted as follows:

	Enterprise-wide Performance		Business Segment Performance
Executive	Growth in Revenues	Income from Continuing Operations	Growth in Revenues	Operating Income
Philip W. Tomlinson	25%	25%	50% Simple average of the segment results
James B. Lipham	25%	25%	50% Simple average of the segment results
M. Troy Woods	25%	25%	50% Simple average of the segment results
William A. Pruett	25%	25%	25%	25%
Kenneth L. Tye	25%	25%	50% Simple average of the segment results
G. Sanders Griffith, III	25%	25%	50% Simple average of the segment results

Annual cash bonuses under the AIP are expressed as a percentage of an executive’s base pay. AIP bonuses are benchmarked against typical short-term incentive awards in our Benchmarking Group. See “The Role of Peer Companies and Benchmarking” section on page 27 for a list of the companies in our Benchmarking Group and information on the process used to select these companies. AIP target bonuses for 2012 were set taking into account median market data at our Benchmarking Group, as well as existing incentive targets, internal pay equity, individual performance and retention needs. The 2012 AIP target bonuses as a percentage of base pay were:

Executive	Target as a Percent of Base Pay
Philip W. Tomlinson	100%
James B. Lipham	85%
M. Troy Woods	100%
William A. Pruett	85%
Kenneth L. Tye	85%
G. Sanders Griffith, III	85%

The amount of an AIP bonus ranges from zero to 200% of the target based on achievement of performance goals established by the Committee for the year. For 2012, performance metrics under the AIP are revenues before reimbursable items and income from continuing operations at the enterprise level, and revenues before reimbursable items and operating income at the business segment level. In order to reinforce the importance of profitability, the 2012 AIP provides that the portion of the AIP payment based on growth in revenues before reimbursable items cannot exceed the portion of the AIP payment based on income from continuing operations at the enterprise level and operating income at the business segment level, as applicable, to discourage growth in revenues that could be detrimental to earnings.

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EXECUTIVE COMPENSATION

Growth in revenue is calculated before reimbursable items in order to eliminate the impact of items that are pass-throughs and do not positively impact fulfillment of strategic goals, the largest of which pass-through items is postage. The financially-based AIP metrics are derived from our financial statements, which follow generally accepted accounting principles. However, in evaluating performance, the Committee may exercise discretion in determining whether pre-established goals have been attained and make adjustments because of unusual events that, in its judgment, do not accurately reflect our operating performance. These events include, but are not limited to, the effect of acquisitions or divestitures, foreign currency exchange gains or losses, changes in accounting principles or tax laws, litigation judgments or settlements, and other similar events. The Committee believes that retaining discretion to adjust the calculation of performance results to exclude items it considers extraordinary encourages management’s willingness to take actions that may limit short-term performance, yet support long-term growth in the best interests of our shareholders. For purposes of the AIP payout percentage for 2012, the performance metrics were adjusted to exclude the impact of acquisitions, foreign currency exchange rates and a price reduction related to a tiered pricing arrangement to an existing client in connection with the provision of significant new processing services to such client.

For 2012, the Committee established the following performance goals for the AIP at the enterprise level:

Percent of Target Bonus Paid	Revenues Before Reimbursable Items	Income from Continuing Operations
25%	$1,554,501,000	$236,478,000
50%	$1,579,373,000	$240,262,000
75%	$1,604,245,000	$244,046,000
100%	$1,629,117,000	$247,829,000
125%	$1,653,989,000	$251,613,000
150%	$1,678,861,000	$255,397,000
175%	$1,703,733,000	$259,180,000
200%	$1,728,605,000	$262,964,000

The Committee also established the following performance goals for the AIP at the segment levels:

	North America Services Segment		International Services Segment		Merchant Services Segment
Percent of Target Bonus Paid	Revenues Before Reimbursable Items	Operating Income	Revenues Before Reimbursable Items	Operating Income*	Revenues Before Reimbursable Items	Operating Income*
25%	$813,532,000	$283,076,000	$379,844,000	$3,609,000	$373,817,000	$107,813,000
50%	$826,549,000	$287,606,000	$385,921,000	$3,667,000	$379,798,000	$109,538,000
75%	$839,565,000	$292,135,000	$391,999,000	$3,802,000	$385,779,000	$111,263,000
100%	$852,582,000	$296,664,000	$398,076,000	$3,940,000	$391,760,000	$112,988,000
125%	$865,598,000	$301,193,000	$404,154,000	$4,080,000	$397,741,000	$114,713,000
150%	$878,615,000	$305,722,000	$410,231,000	$4,222,000	$403,722,000	$116,438,000
175%	$891,631,000	$310,252,000	$416,309,000	$4,367,000	$409,703,000	$118,163,000
200%	$904,648,000	$314,781,000	$422,386,000	$4,515,000	$415,685,000	$119,888,000

*	During 2010, TSYS reorganized its operating segments which involved accumulating corporate administration expenses, such as finance, legal, human resources, mergers and acquisitions and investor relations, that existed in all operating segments and categorizing them, and spin-related costs, as Corporate Administration. To ease the administrative burden, the performance goals for the AlP associated with operating income for the International Services and Merchant Services segments include the costs of corporate administrative expenses associated with the respective segments.

Mr. Pruett is the only named executive officer without enterprise-level responsibility. For Mr. Pruett, 50% of his AIP bonus was based on enterprise-level metrics and 50% of his AIP bonus was based on the North America Services segment metrics. The AIP bonus for all other named executive officers was based 50% on enterprise-level metrics and 50% on a simple average of the results of the three business segments, North America Services, International Services and Merchant Services.

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Results for 2012, after adjustments, were as follows:

	Revenues Before Reimbursable Items	Income from Continuing Operations or Operating Income	Percent of Target Bonus
Enterprise Level	$1,608,296,000	$244,980,000	80%
North America Services Segment	$833,731,000	$294,581,000	76%
International Services Segment	$397,335,000	$4,120,000	115%
Merchant Services Segment	$391,915,000	$115,133,000	116%

The Committee has the right to exercise downward discretion and reduce (but not increase for awards that are intended to comply with Section 162(m)) or eliminate the amount that would otherwise be awarded under the approved schedule. For example, AIP bonuses can be reduced to reflect individual or business unit performance or for affordability. Upon the recommendation of management, the Committee elected to exercise negative discretion with respect to AIP bonuses earned for 2012 and subtracted 5% from the percent of target bonus set forth in the table above. Management made this recommendation as a result of not meeting certain expectations regarding several internal nonfinancial goals.

The dollar amounts of AIP bonuses paid, and earned and paid as percentages of base pay were:

Executive	AIP Bonus	Earned as a Percentage of Base Pay	Paid as a Percentage of Base Pay
Philip W. Tomlinson	$767,600	91%	86%
James B. Lipham	$311,400	77%	73%
M. Troy Woods	$557,400	91%	86%
William A. Pruett	$290,900	66%	62%
Kenneth L. Tye	$342,700	77%	73%
G. Sanders Griffith, III	$333,200	77%	73%

AIP bonuses for 2012 also are set forth in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 38.

Long-Term Incentive Program

Equity awards under the LTIP provide an incentive for our executives to drive TSYS’ long-term performance by tying a significant portion of their compensation to the achievement of the goals necessary to successfully implement TSYS’ strategic plan. Equity awards also align the interests of our executives and our shareholders by awarding executives equity in TSYS. Given the prevalence of long-term incentive compensation in the marketplace, LTIP awards also are part of a competitive compensation program.

LTIP awards are expressed as a multiple of an executive’s base pay. LTIP awards are set taking into account median market data at our Benchmarking Group, as well as existing incentive targets, internal pay equity, individual performance and retention needs. Target LTIP awards were increased for five of the named executive officers in 2012 in order to better align total direct compensation to market median. See “The Role of Peer Companies and Benchmarking” section on page 27 for a list of the companies in our Benchmarking Group and information on the process used to select these companies. The 2012 LTIP awards as a percentage of base pay were:

Executive	Target as a Percentage of Base Pay
Philip W. Tomlinson	375%
James B. Lipham	175%
M. Troy Woods	250%
William A. Pruett	175%
Kenneth L. Tye	175%
G. Sanders Griffith, III	175%

Annual LTIP awards generally are paid one-half in stock options and one-half in performance shares. The Committee believes that stock options are an appropriate equity vehicle for a portion of LTIP compensation because they are

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performance-based, providing value only if the value of our stock price increases over time, which aligns our executives’ interests with the long-term interests of our shareholders. Stock options are awarded in the performance year and vest in three equal annual installments on the anniversaries of the date of grant. The exercise price of a stock option is determined as of the date of grant.

The Committee believes that performance shares are an appropriate equity vehicle for the remainder of LTIP compensation because performance shares align executives’ interests with the interests of shareholders by focusing executives on the long-term performance of TSYS. Each year the Committee establishes performance goals for the performance share portion of the annual LTIP awards. The Committee linked the 2012 performance share portion of the LTIP award to compound growth in revenues before reimbursable items and income from continuing operations during the period 2012 to 2014.

Named executive officers receive an initial target award of performance shares determined as of the date of grant. At the end of the three-year performance cycle, a named executive officer’s payout of his or her performance share award will range from zero to 200% of target based on achievement of the pre-established performance goals.

Because the Committee may take action to approve LTIP awards on or near the date that TSYS’ earnings are released, the Committee has established the last business day of the month in which earnings are released as the grant date for equity awards to executive officers to ensure that the earnings release has had time to be absorbed by the market before equity awards are granted and stock option exercise prices are established. However, if the date of the TSYS earnings release or the date the Committee takes action is within five business days of the last business day of the month, the grant date is postponed for five business days after the later of the TSYS earnings release or the date the Committee takes action. With respect to performance-based equity awards other than conventional stock options, awards vest on the date that the Committee certifies that the required performance goals have been attained.

2012 LTIP Award (2012-2014 Performance Period).    Each named executive officer received 50% of his 2012 LTIP award in the form of stock options. Stock options received by the named executive officers are included in the “All Other Option Awards: Number of Securities Underlying Options” column in the Grants of Plan-Based Awards table on page 39. Each named executive officer received the remaining 50% of his 2012 LTIP award in the form of performance shares. The closing price of TSYS stock on March 29, 2012 was used to determine the exercise price for the stock options and the number of performance shares awarded at target. Performance share awards at target are included in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column in the Grants of Plan-Based Awards table on page 39. Performance goals for payout of performance share awards are based on the metrics of compound growth in revenues before reimbursable items and income from continuing operations over the period 2012 to 2014, each weighted 50%. The calculation of the LTIP metrics differ from those of the AIP in that the impact of acquisitions is not excluded in order to better incent and reward the named executive officers for fulfilling this important goal and, as noted above, the LTIP calculation contains a CAGR. Future payouts and the applicable performance levels will be reported after the end of the 2012 to 2014 performance period.

For the 2012 to 2014 performance period, the Committee approved the following performance goals for the LTIP:

	Revenues Before Reimbursable Items		Income From Continuing Operations
Percentage	Required 2014 Level	CAGR*	Required 2014 Level	CAGR*
50%	$1,784,000,000	5%	$263,000,000	6%
100%	$1,888,000,000	7%	$278,000,000	8%
200%	$2,051,000,000	10%	$310,000,000	12%

*	Reflects compound annual growth rate required to achieve 2014 results as compared to 2011 results.

2010 LTIP Award (2010-2012 Performance Period).    The 2010 LTIP is structured like the 2012 LTIP described above. For the 2010 to 2012 performance period, the Committee approved the following performance goals for the LTIP:

	Revenues Before Reimbursable Items		Income From Continuing Operations
Percentage	Required 2012 Level	CAGR*	Required 2012 Level	CAGR*
50%	$1,489,000,000	5%	$212,000,000	6%
100%	$1,547,000,000	7%	$220,000,000	8%
200%	$1,635,000,000	10%	$237,000,000	12%

*	Reflects compound annual growth rate required to achieve 2012 results as compared to 2010 annual operating plan results.

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As TSYS’ revenues before reimbursable items for the performance period were $1,619,000,000 and income from continuing operations was $245,000,000 after adjusting for foreign currency exchange rates, TSYS met the performance goals required for payment of the 2010 LTIP award at 191% of target.

As a result of certification of performance by the Committee on January 16, 2013, named executive officers received shares of TSYS in connection with the 2010 LTIP as follows:

Executive	TSYS Shares
Philip W. Tomlinson	161,323
James B. Lipham	36,706
M. Troy Woods	97,626
William A. Pruett	42,252
Kenneth L. Tye	42,252
G. Sanders Griffith, III	41,195

2008 Special Equity Award

In addition to annual awards under the LTIP, in 2008 the Committee granted a long-term incentive award tied to TSYS’ performance in 2012. Effective February 6, 2008, the named executive officers received restricted stock awards under a special equity grant which aligned the interests of TSYS’ executives with shareholders following TSYS’ spin-off from Synovus on December 31, 2007 and provided a key retention tool for executives. Restricted stock awarded to named executive officers other than Messrs. Tomlinson and Woods vests in five equal annual installments on the anniversaries of the date of grant. Restricted stock awarded to Messrs. Tomlinson and Woods was tied to a threshold level of performance over the period 2008 to 2014. Any restricted stock that has not vested at the end of 2014 will be forfeited. Under the performance goal established for 2012, 20% of the restricted stock awarded to Messrs. Tomlinson and Woods in 2008 vests if EPS is at least 80% of an EPS goal of $1.27. As TSYS’ EPS was $1.30 for 2012, the performance goal was satisfied and, accordingly, 20% (18,280 shares) of the 2008 special equity awards held by Messrs. Tomlinson and Woods vested when the Committee certified performance on January 16, 2013, which shares are the remaining unvested portions of the awards.

Qualified Plan and Nonqualified Deferred Compensation Plan

TSYS maintains a broad-based qualified retirement plan. Under the Retirement Savings Plan, TSYS can make discretionary contributions based on profits. TSYS also “matches” 401(k) contributions up to 4% of a participant’s eligible compensation. For 2012, all eligible participants, including each named executive officer, received a matching contribution of 4% of eligible compensation under the Retirement Savings Plan. Contributions to the Retirement Savings Plan for 2012 are included in the “All Other Compensation” column in the Summary Compensation Table on page 38.

TSYS also sponsors a nonqualified plan, the TSYS Deferred Compensation Plan (“Deferred Plan”). TSYS makes contributions to the Deferred Plan in an amount equal to the benefits that cannot be contributed to the Retirement Savings Plan due to limits imposed by the IRS. In addition, participants in the Deferred Plan may elect to contribute all or a portion of their base pay and cash bonuses under the AIP to the Deferred Plan, and TSYS matches the contribution at the same rate applicable under the Retirement Savings Plan. Assets of the Deferred Plan are held in a rabbi trust, which is subject to claims by TSYS’ creditors. As the Deferred Plan does not pay “above market” interest, contributions to the Deferred Plan for 2012 are included in the “All Other Compensation” column in the Summary Compensation Table on page 38. Participants in the Deferred Compensation Plan invest amounts held for their benefit among specified mutual funds that are substantially similar to the mutual funds offered under the Retirement Savings Plan.

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Perquisites

Perquisites are a very small part of our executive compensation program. The aggregate incremental cost to TSYS of providing perquisites to our CEO in 2012 was $23,814 and is included in the “All Other Compensation” column of the Summary Compensation Table on page 38 and additional information is included in footnote (5) to the table. Considered both individually and in the aggregate, we believe that the perquisites we offer to our named executive officers are reasonable and appropriate.

Forward-looking Statements

The performance goals described in this CD&A may be deemed to be forward-looking statements, are not assurances of the outcome and are subject to a variety of risks that could cause actual results to differ materially from those suggested by the forward-looking statements. Causes for these potential differences include those described under “Risk Factors” in our Form 10-K for the year ended December 31, 2012.

Policies and Practices

Employment Agreements.    None of our named executive officers has an employment agreement.

Recoveries.    Under TSYS’ Clawback Policy, the Committee may direct that TSYS recover all or a portion of any incentive award granted or paid to a named executive officer if the incentive award is computed using materially misstated financial information or other performance metric criteria. The amount to be recovered is equal to the excess of the incentive award paid or granted over the incentive award that would have been paid or granted had the financial information or performance metric been fairly stated at the time the incentive award was paid or granted, or any greater or lesser amount (up to the entire incentive award) that the Committee determines.

Stock Ownership Guidelines and Share Retention Policy.    To align the interests of our executives and directors with our shareholders, TSYS has stock ownership guidelines for our executives and directors. Executives are required to own a multiple of their base pay in TSYS stock. TSYS’ CEO is required to own TSYS stock valued at five times his base pay, the President is required to own TSYS stock valued at four times his base pay and the other named executive officers are required to own TSYS stock valued at three times their base pay. Executives generally have a five-year grace period to comply with the guidelines, with an interim three-year goal. Until the guidelines are met, executives are required to retain all stock acquired by them through our equity compensation plans, net of taxes and transaction costs. In the event of a severe financial hardship, the guidelines permit the development of an alternative ownership plan by the Chairman of the Board of Directors and Chairman of the Committee. Each of our executive officers exceeds these guidelines by more than 40%. In addition, we have adopted a share retention policy for executive officers pursuant to which they are required to retain ownership of at least 50% of all stock acquired by them through our equity compensation plans, net of taxes and transaction costs, until retirement or other termination of employment.

Hedging.    Our directors and executive officers are prohibited from entering into speculative transactions in TSYS stock, including engaging in short sales of TSYS stock, trading in publicly traded options, puts, calls or other derivative securities related to TSYS stock and engaging in hedging transactions involving TSYS stock.

Pledging.    Our directors and executive officers are not currently prohibited from pledging TSYS shares. However, pledged shares are not included when determining whether a director or an executive officer is in compliance with our stock ownership guidelines. In addition, directors and executive officers are required to disclose to the TSYS General Counsel’s Office any intention to enter into arrangements to pledge TSYS shares so that such activity can be monitored and additional action can be taken with respect to pledging of shares, if necessary.

No Tax Gross-Up Policy.    Our no tax gross-up policy prohibits TSYS from making any tax gross-up payments to executive officers, except for gross-ups applicable to management employees generally, such as payments made pursuant to an expatriate tax equalization policy, and is applicable to new agreements and agreements that are materially amended subsequent to December 13, 2011.

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Post-Termination Compensation Philosophy.    TSYS believes that compensation should generally be earned by executives while they are actively employed (i.e., while contributing to TSYS’ performance). Although retirement benefits are paid following an executive’s retirement, the benefits are earned while employed. TSYS has entered into limited post-termination arrangements when appropriate, such as the change of control agreements that are described under “Potential Payouts Upon Termination or Change-in-Control” on page 43. TSYS chose to enter into change of control arrangements with its executives to: (1) ensure the retention of executives and an orderly transition during a change of control; (2) ensure that executives would be financially protected in the event of a change of control so they continue to act in the best interests of TSYS while continuing to manage TSYS during a change of control; and (3) ensure a competitive compensation package because such arrangements are common in the market and it was determined that the agreements were important in recruiting and retaining executive talent.

Tax Considerations.    Section 162(m) of the Internal Revenue Code generally limits to $1 million the U.S. federal tax deductibility of compensation paid in one year to certain executive officers. Performance-based compensation is not subject to the limits on deductibility of Section 162(m), provided that such compensation meets certain requirements, including shareholder approval of material terms of compensation. When necessary to meet the requirements for deductibility under the Internal Revenue Code, members of the Committee may abstain from voting on performance-based compensation.

The Committee strives to provide named executive officers with compensation programs that will preserve the tax deductibility of compensation paid by TSYS, to the extent reasonably practicable and to the extent consistent with TSYS’ other compensation objectives. The Committee believes, however, that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in structuring compensation programs, even though such programs may result in certain non-deductible compensation expenses.

With the exception of excise taxes that may be due with respect to change of control agreements with executive officers that were entered into prior to December 13, 2011, TSYS does not “gross-up” its named executive officers for taxes that are due with respect to their compensation. An estimate of the potential excise taxes payable under the grandfathered agreements upon an actual or constructive termination in connection with a change in control is included under “Potential Payouts Upon Termination or Change-in-Control” on page 43.

Consideration of Risk.    TSYS’ executive compensation program provides payment opportunities related to different time periods (i.e., short and long-term components); however, TSYS does not offer incentives that promote short-term objectives at the expense of long-term shareholder value. Elements of compensation include current cash payments, deferred cash and equity awards. Payouts are based on a combination of financial metrics and stock performance. Amounts paid to executives under our program are reasonable compared to market, and the Committee retains significant discretion to limit performance-based compensation. The Committee considers the risks inherent in our executive compensation program, and the Committee has determined that our program is balanced and does not encourage executives to take unnecessary and excessive risks.

Accounting Considerations.    We account for all compensation paid in accordance with accounting principles generally accepted in the United States. The accounting treatment has generally not affected the form of compensation paid to the named executive officers.

Compensation Realized By Named Executive Officers for 2012

The Summary Compensation Table on page 38 provides compensation information for each named executive officer as required by SEC rules. However, the Summary Compensation Table includes amounts that were not realized by the executives in connection with the 2012 year. For example, the Summary Compensation Table reflects grant date fair values of equity awards (i.e., options, restricted and performance shares) for 2012 rather than the financial benefit realized by the executives for 2012 as a result of the exercise of stock options or the vesting of restricted or performance shares. This information is, however, set forth in the Option Exercises and Stock Vested table on page 42.

The following table reflects only compensation actually realized by each executive for 2012 and is not a substitute for the Summary Compensation Table. In addition, it is not part of the compensation tables that we are required by SEC

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rules to present in this Proxy Statement. Furthermore, it does not include a number of compensation opportunities that were made available in 2012. For example, the LTIP awards for 2012 are not included in the table because the awards did not vest during 2012. Detailed information on all compensation opportunities that were made available in 2012 and all compensation paid to or earned by the named executive officers during 2012 is included in this CD&A and the series of tables following this CD&A.

Although various compensation opportunities for the named executive officers are not included in the following table, the Committee considered all amounts paid to or earned by the named executive officers and all compensation opportunities in its determination that the compensation paid to or earned by each named executive officer in 2012 is reasonable, competitive, performance-oriented and designed to align with the successful implementation of our strategic plan.

The following table reflects the components of the compensation realized by the named executive officers for 2012.

Name and Principal Position	Base Pay	Annual Incentive Cash Bonus(1)	Value Realized on Exercise of Options During 2012(2)	Value Realized on Vesting of Stock Awards During 2012(3)		All Other Compensation(5)	Total
Philip W. Tomlinson	$891,000	$767,600	$1,713,300	$4,229,921	(4)	$46,314	$7,648,135
Chairman of the Board and Chief Executive Officer
James B. Lipham	425,300	311,400	253,014	934,927		59,999	1,984,640
Senior Executive Vice President and Chief Financial Officer
M. Troy Woods	647,000	557,400	—	2,865,532	(4)	85,972	4,155,904
President and Chief Operating Officer
William A. Pruett	468,000	290,900	—	1,053,723		40,429	1,853,052
Senior Executive Vice President and Chief Client Officer
Kenneth L. Tye	468,000	342,700	683,109	1,053,723		34,934	2,582,466
Senior Executive Vice President and Chief Information Officer
G. Sanders Griffith, III	455,000	333,200	—	1,031,082		51,606	1,870,888
Senior Executive Vice President, General Counsel and Secretary

(1)	Annual cash bonus under AIP.

(2)	The value realized on exercise of stock options means the amount equal to the number of shares acquired upon exercise multiplied by the difference between the exercise price and the closing price of TSYS stock on the NYSE on the date of the stock option exercise. For a complete list of each named executive officer’s outstanding options, see the Option Awards columns of the Outstanding Equity Awards at Fiscal Year-End table on page 40.

(3)	The value realized on vesting means the amount equal to the number of shares acquired upon vesting multiplied by the closing price of TSYS stock on the NYSE on the date of vesting. For a complete list of each named executive officer’s unvested restricted stock awards and performance shares, see Stock Awards columns of the Outstanding Equity Awards at Fiscal Year-End table on page 40.

(4)	Performance-based stock awards make up 100% of the values shown for each of Mr. Tomlinson and Mr. Woods.

(5)	The components of All Other Compensation for each named executive officer are set forth in footnotes (4) and (5) to the Summary Compensation Table on page 38.

Conclusion

For the reasons described above, we believe that each element of compensation in our executive compensation program and the total compensation for each named executive officer in 2012 is reasonable, competitive, performance-oriented and designed to align with the successful implementation of our strategic plan.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in TSYS’ Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

The Compensation Committee

Mason H. Lampton, Chairman

Kriss Cloninger III

Walter W. Driver, Jr.

RISK ASSESSMENT OF COMPENSATION PROGRAMS

Management recently conducted a risk assessment to evaluate the risks associated with TSYS’ compensation practices, policies and programs for all employees, including the named executive officers. Our short-term and long-term compensation programs were reviewed broadly, including an analysis of key program details, performance factors, target award ranges, maximum funding levels, and plan administrative oversight and control requirements. Key program elements assessed relating to potential compensation risks included pay mix, performance metrics, operational and strategic alignment, performance goals and payout curves, payment timing and adjustments, severance provisions, equity incentives and stock ownership requirements.

Management’s analysis was reviewed with the Compensation Committee at its February 18, 2013 meeting. Based on this review and assessment, we do not believe our compensation programs encourage excessive or inappropriate risk-taking that is reasonably likely to result in a material adverse effect on TSYS. The various mitigating factors which support this conclusion include:

•	Our use of different types of compensation provides a balance of short-term and long-term incentives with fixed and variable components;

•

Our compensation plan design and governance processes work together to minimize exposure to excessive risk, while creating a focus on operational activities that contribute to long-term shareholder value creation;

• Our bonus plans impose threshold and maximum payout levels on bonus awards to limit windfalls;

• Our programs include clawback provisions and allow the use of negative discretion for our executive officers;

• Our use of benchmarking to ensure the compensation programs are consistent with industry practice;

• Our stock ownership guidelines and anti-hedging policy for executive officers discourage excessive risk taking; and

•

Our system of internal controls places a strong focus on avoiding undue financial risk through review and oversight by multiple functions in the company, including human resources, finance, audit and legal.

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COMPENSATION TABLES AND NARRATIVES

SUMMARY COMPENSATION TABLE

The table below summarizes the compensation for each of the named executive officers except Mr. Griffith for each of the last three fiscal years, and with respect to Mr. Griffith for 2011 and 2012 as 2011 is the year in which he was first designated as a named executive officer.

The named executive officers only received payments which would be characterized as “Bonus” payments for 2010. The short-term incentive amounts paid to the named executives are set forth in the “Non-Equity Incentive Plan Compensation” column. TSYS’ methodology and rationale for short-term incentive compensation are described in the Compensation Discussion and Analysis above.

The named executive officers did not receive any compensation that is reportable under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column because TSYS has no defined benefit pension plans and does not pay above-market interest on deferred compensation. The retirement plan contributions for the named executive officers are set forth in the “All Other Compensation” column.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Com- pensation ($)(3)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)	All Other Com- pensation ($)		Total ($)
Philip W. Tomlinson	2012	$891,000	—	$2,089,438	$1,164,533	$767,600	—	$46,314	(4)(5)	$4,958,885
Chairman of the Board	2011	865,200	—	1,628,347	1,121,578	1,237,200	—	72,999		$4,925,324
and Chief Executive Officer	2010	840,000	$200,000	1,545,386	2,570,026	560,800	—	57,956		5,774,168
James B. Lipham	2012	425,300	—	372,150	259,405	311,400	—	59,999	(4)(5)	1,428,254
Senior Executive Vice President and Chief Financial Officer	2011	393,800	—	295,352	255,247	478,700	—	57,930		1,481,029
	2010	382,250	75,000	286,703	584,763	216,900	—	38,453		1,584,069
M. Troy Woods	2012	647,000	—	1,227,564	563,753	557,400	—	85,972	(4)(5)	3,081,689
President and Chief Operating Officer	2011	628,300	—	1,115,918	678,731	898,500	—	86,906		3,408,355
	2010	610,000	175,000	1,047,899	1,555,278	407,200	—	62,964		3,858,341
William A. Pruett	2012	468,000	—	409,516	285,450	290,900	—	40,429	(4)(5)	1,494,295
Senior Executive Vice President and Chief Client Officer	2011	453,200	—	339,909	293,751	473,800	—	44,022		1,604,682
	2010	440,000	25,000	330,019	673,103	249,700	—	38,735		1,756,557
Kenneth L. Tye	2012	468,000	—	409,516	285,450	342,700	—	34,934	(4)(5)	1,540,600
Senior Executive Vice	2011	453,200	—	339,909	293,751	481,500	—	48,737		1,617,097
President and Chief Information Officer	2010	440,000	25,000	330,019	673,103	249,700	—	34,330		1,752,152
G. Sanders Griffith, III	2012	455,000	—	398,130	277,518	333,200	—	51,606	(4)(5)	1,515,454
Senior Executive Vice President, General Counsel and Secretary	2011	441,900	—	331,440	286,423	537,100	—	44,299		1,641,162

(1)	The amounts in this column represent the aggregate grant date fair value of the stock awards reported in this column computed in accordance with FASB ASC Topic 718. For stock awards subject to performance conditions, the value at the grant date is based upon the probable outcome of such conditions in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The values for the stock awards made to the named executive officers in 2012 include the value of performance share awards. The values of the 2012 performance share awards assuming that the highest level of performance conditions are attained are $3,341,286, $744,300, $1,617,538, $819,033, $819,033 and $796,260 for Messrs. Tomlinson, Lipham, Woods, Pruett, Tye and Griffith, respectively. For a discussion of the assumptions used in calculating the values of the awards reported in this column, see note 16 of Notes to Consolidated Financial Statements in TSYS’ Annual Report for the year ended December 31, 2012. Additional information regarding the 2012 awards is set forth in the Grants of Plan-Based Awards table below.

(2)	The amounts in this column represent the aggregate grant date fair value of the option awards reported in this column computed in accordance with FASB ASC Topic 718. For stock option awards subject to performance conditions, the value at the grant date is based upon the probable outcome of such conditions in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions used in calculating the values of the awards reported in this column, see note 16 of Notes to Consolidated Financial Statements in TSYS’ Annual Report for the year ended December 31, 2012. Additional information regarding the 2012 awards is set forth in the Grants of Plan-Based Awards table below.

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(3)	The amounts in this column represent the Annual Incentive Program cash awards paid.

(4)	Amount includes allocations to the qualified defined contribution plan of $10,000 for each executive and allocations to the nonqualified deferred compensation plan of $12,500, $12,500, $51,820, $12,500, $12,500 and $12,500 for Messrs. Tomlinson, Lipham, Woods, Pruett, Tye and Griffith, respectively.

(5)	Amount for each executive includes the cost incurred by TSYS in connection with providing the perquisite of an automobile allowance and the incremental cost to TSYS for reimbursement of club dues, if any. The amount also includes the actuarial value of providing term life insurance like coverage for each executive except Mr. Tomlinson, the incremental cost to TSYS for personal use of the corporate aircraft for each executive except Mr. Tye, the cost incurred by TSYS for security alarm monitoring for each executive except Mr. Pruett, the cost incurred by TSYS for providing financial planning services for each executive except Mr. Woods and Mr. Pruett and the cost incurred by TSYS for tax preparation services for each executive except Mr. Pruett, Mr. Tye and Mr. Griffith. None of these perquisites individually exceeded $25,000. The aggregate incremental cost incurred by TSYS in connection with providing perquisites was $23,814, $37,499, $24,152, $17,929, $12,434 and $29,106 for Messrs. Tomlinson, Lipham, Woods, Pruett, Tye and Griffith, respectively.

GRANTS OF PLAN-BASED AWARDS

in 2012

The table below sets forth the short-term incentive compensation (payable in cash) and equity awards granted to the named executive officers in 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Philip W. Tomlinson		$222,750	$891,000	$1,782,000
	3/29/2012										220,974	$22.91	$1,164,533
	3/29/2012				36,461	(3)	72,922	(3)	145,844	(3)			1,670,643
	3/29/2012				0	(4)	18,280	(4)	18,280	(4)			418,795
James B. Lipham		90,376	361,505	723,010
	3/29/2012										49,223	22.91	259,405
	3/29/2012				8,122	(3)	16,244	(3)	32,488	(3)			372,150
M. Troy Woods		161,750	647,000	1,294,000
	3/29/2012										106,974	22.91	563,753
	3/29/2012				17,651	(3)	35,302	(3)	70,604	(3)			808,769
	3/29/2012				0	(4)	18,280	(4)	18,280	(4)			418,795
William A. Pruett		99,450	397,800	795,600
	3/29/2012										54,165	22.91	285,450
	3/29/2012				8,938	(3)	17,875	(3)	35,750	(3)			409,516
Kenneth L. Tye		99,450	397,800	795,600
	3/29/2012										54,165	22.91	285,450
	3/29/2012				8,938	(3)	17,875	(3)	35,750	(3)			409,516
G. Sanders Griffith, III		96,688	386,750	773,500
	3/29/2012										52,660	22.91	277,518
	3/29/2012				8,689	(3)	17,378	(3)	34,756	(3)			398,130

(1)	The amounts shown in these columns represent the threshold, target and maximum amounts payable under the Annual Incentive Program for 2012. Awards are paid in cash and are based upon the level of attainment of certain performance measures, based on growth in revenues before reimbursable items and income from continuing operations, or operating income, as applicable.

(2)	These stock options vest in three annual installments of one-third (1/3) each, beginning on the first anniversary of the grant date, and expire ten years following the grant date.

(3)	The amounts shown represent the threshold, target and maximum payout amounts that were determined by the payout schedule approved by the Compensation Committee on March 29, 2012 for these performance share awards for the performance period from January 1, 2012 through December 31, 2014. Vesting will occur upon the Committee’s certification subsequent to December 31, 2014 of the level of attainment of certain performance measures, based on compound growth in revenues before reimbursable items and income from continuing operations. Dividend equivalents equal to cash dividends will be credited to these performance shares and will be paid out in the form of TSYS stock to the extent that the performance shares are earned.

(4)	The amounts shown represent the threshold, target and maximum payout amounts that were determined by the payout schedule approved by the Compensation Committee on March 29, 2012 for these shares, which represent 20% of performance-based restricted stock awarded to Messrs. Tomlinson and Woods effective February 6, 2008. The 2008 award provided for a five to seven-year vesting period, with 20% of the shares vesting in any year in which performance measures established annually by the Committee are attained. The Committee met on January 16, 2013 and determined that the earnings per share performance measure for 2012 was attained, and therefore these shares vested.

TOTAL SYSTEM SERVICES, INC.  -  2013 Proxy Statement    39

EXECUTIVE COMPENSATION

(5)	The amounts in this column represent the aggregate grant date fair value of the stock and option awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating the values of the awards reported in this column, see note 16 of Notes to Consolidated Financial Statements in TSYS’ Annual Report for the year ended December 31, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END December 31, 2012

		Option Awards						Stock Awards
Name	Option Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Philip W. Tomlinson	1/21/2004	55,704	—			$26.85	1/20/2014
	1/21/2005	62,963	—			28.02	1/20/2015
	1/31/2006	89,712	—			28.91	1/30/2016
	1/31/2007	29,322	—			33.36	1/30/2017
	2/6/2008	48,801	—			21.88	2/5/2018
	3/31/2008	139,300	—			23.66	3/30/2018
	3/31/2010	141,863	69,874			15.66	3/31/2020
	4/30/2010	—	414,215	(3)		16.01	4/30/2015
	3/15/2011	64,145	130,236			17.57	3/15/2021
	3/29/2012	—	220,974			22.91	3/29/2022
											38,209	(4)	$818,426
											36,938	(5)	791,212

James B. Lipham	1/21/2004	22,062	—			26.85	1/20/2014
	1/21/2005	11,644	—			28.02	1/20/2015
	1/31/2006	33,607	—			28.91	1/30/2016
	1/31/2007	11,214	—			33.36	1/30/2017
	2/6/2008	17,868	—			21.88	2/5/2018
	3/31/2008	40,390	—			23.66	3/30/2018
	3/31/2010	32,278	15,899			15.66	3/31/2020
	4/30/2010	—	94,247	(3)		16.01	4/30/2015
	3/15/2011	14,598	29,639			17.57	3/15/2021
	3/29/2012	—	49,223			22.91	3/29/2022
								6,858	(6)	$146,898
											8,696	(4)	186,258
											8,228	(5)	176,244

M. Troy Woods	1/21/2004	26,400	—			26.85	1/20/2014
	1/21/2005	21,415	—			28.02	1/20/2015
	1/31/2006	61,611	—			28.91	1/30/2016
	1/31/2007	20,597	—			33.36	1/30/2017
	2/6/2008	34,278	—			21.88	2/5/2018
	3/31/2008	107,425	—			23.66	3/30/2018
	2/3/2009	63,979	—			13.11	2/2/2019
	3/31/2010	43,565	42,286			15.66	3/31/2020
	4/30/2010	—	250,666	(3)		16.01	4/30/2015
	3/15/2011	38,818	78,813			17.57	3/15/2021
	3/29/2012	—	106,974			22.91	3/29/2022
											23,122	(4)	495,273
											17,882	(5)	383,032

40    TOTAL SYSTEM SERVICES, INC.  -  2013 Proxy Statement

EXECUTIVE COMPENSATION

		Option Awards						Stock Awards
Name	Option Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

William A. Pruett	1/21/2004	26,400	—			26.85	1/20/2014
	1/21/2005	13,411	—			28.02	1/20/2015
	1/31/2006	39,369	—			28.91	1/30/2016
	1/31/2007	13,356	—			33.36	1/30/2017
	2/6/2008	21,390	—			21.88	2/5/2018
	3/31/2008	46,492	—			23.66	3/30/2018
	2/3/2009	27,690	—			13.11	2/2/2019
	3/31/2010	18,854	18,301			15.66	3/31/2020
	4/30/2010	—	108,485	(3)		16.01	4/30/2015
	3/15/2011	16,800	34,110			17.57	3/15/2021
	3/29/2012	—	54,165			22.91	3/29/2022
								6,858	(6)	146,898
											10,007	(4)	214,350
											9,055	(5)	193,947

Kenneth L. Tye	1/21/2004	22,487	—			26.85	1/20/2014
	1/21/2005	11,845	—			28.02	1/20/2015
	1/31/2006	36,617	—			28.91	1/30/2016
	1/31/2007	12,647	—			33.36	1/30/2017
	2/6/2008	20,567	—			21.88	2/5/2018
	3/31/2008	46,492	—			23.66	3/30/2018
	3/31/2010	—	18,301			15.66	3/31/2020
	4/30/2010	—	108,485	(3)		16.01	4/30/2015
	3/15/2011	16,800	34,110			17.57	3/15/2021
	3/29/2012	—	54,165			22.91	3/29/2022
								6,858	(6)	146,898
											10,007	(4)	214,350
											9,055	(5)	193,947

G. Sanders Griffith, III	2/6/2008	22,058	—			21.88	2/5/2018
	3/31/2008	45,330	—			23.66	3/30/2018
	2/3/2009	26,998	—			13.11	2/2/2019
	3/31/2010	18,383	17,844			15.66	3/31/2020
	4/30/2010	—	105,773	(3)		16.01	4/30/2015
	3/15/2011	16,381	33,259			17.57	3/15/2021
	3/29/2012	—	52,660			22.91	3/29/2022
								6,858	(6)	146,898
											9,758	(4)	209,016
											8,803	(5)	188,550

(1)	For better understanding of this table, we have included an additional column showing the grant date of the stock options.

(2)	Unless otherwise noted, all of the stock options set forth in this column are the remaining unvested portions of stock option grants that, under the terms of the grant, were to vest in three equal annual installments of one-third each beginning on the first anniversary of the grant date. These unvested stock options vest as follows: the stock options granted in 2010 vest on the third anniversary of the grant date, the stock options granted in 2011 vest in two equal annual installments on the second and third anniversaries of the grant date, and the stock options granted in 2012 vest in three equal annual installments beginning on the first anniversary of the grant date.

(3)	These performance-based non-qualified stock options vest on April 30, 2013 if: (i) the option holder remains continuously employed with TSYS through April 30, 2013 and (ii) either (A) TSYS achieves a specified earnings per share goal for 2012 or (B) the closing price of TSYS common stock on the NYSE on April 30, 2013 is at least a specified percentage above the grant date stock price (which is the exercise price shown in the table above). The Compensation Committee met on January 16, 2013 and determined that the earnings per share performance measure had been attained and thus the options are subject only to the service-based vesting requirement.

(4)	These amounts represent the number of performance shares, awarded effective March 15, 2011, that will vest if the threshold level of performance is attained for the performance period from January 1, 2011 through December 31, 2013. Vesting will occur upon the Compensation Committee’s certification subsequent to December 31, 2013 of the level of attainment of certain performance measures, which measures are based on revenues before reimbursable items and income from continuing operations.

(5)	These amounts represent the number of performance shares awarded March 29, 2012 that will vest if the threshold level of performance is attained for the performance period from January 1, 2012 through December 31, 2014. Vesting will occur upon the Compensation Committee’s certification subsequent to December 31, 2014 of the level of attainment of certain performance measures, which measures are based on revenues before reimbursable items and income from continuing operations.

(6)	These shares are the remaining unvested portion of restricted stock awards granted effective February 6, 2008, which vested on February 6, 2013.

TOTAL SYSTEM SERVICES, INC.  -  2013 Proxy Statement    41

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED in 2012

The following table sets forth the number and corresponding value realized during 2012 with respect to stock option exercises and performance and restricted shares that vested for each named executive officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Philip W. Tomlinson	166,972	$1,713,300	197,885	$4,229,921
James B. Lipham	24,056	253,014	43,561	934,927
M. Troy Woods	—	—	134,188	2,865,532
William A. Pruett	—	—	49,107	1,053,723
Kenneth L. Tye	64,844	683,109	49,107	1,053,723
G. Sanders Griffith, III	—	—	48,050	1,031,082

(1)	The value realized on exercise of stock options means the amount equal to the number of shares acquired upon exercise multiplied by the difference between the exercise price and the closing price of TSYS stock on the NYSE on the date of the stock option exercise.

(2)	The value realized on vesting of performance and restricted shares means the amount equal to the number of shares acquired upon vesting multiplied by the closing price of TSYS stock on the NYSE on the date of vesting. Amounts in this column include performance shares, and for Mr. Tomlinson and Mr. Woods, performance-based restricted stock awards, the performance periods for which ended on December 31, 2012 and the performance measures for which were certified by the Committee on January 16, 2013.

2012 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE ($)(3)
Philip W. Tomlinson	—	$12,500	$133,477	—	$1,722,948
James B. Lipham	—	12,500	78,762	—	627,205
M. Troy Woods	$148,810	51,820	187,002	$(49,618)	1,858,180
William A. Pruett	—	12,500	45,909	__	677,093
Kenneth L. Tye	—	12,500	59,822	—	598,241
G. Sanders Griffith III	—	12,500	57,401	—	474,339

(1)	The amount reported in this column is reported in the Summary Compensation Table for 2012 as “Salary.”

(2)	The amount reported in this column is reported in the Summary Compensation Table for 2012 as “All Other Compensation.”

(3)	Of the balances reported in this column, the amounts of $1,046,872, $391,562, $1,225,391, $410,766, $398,881 and $17,053 with respect to Messrs. Tomlinson, Lipham, Woods, Pruett, Tye, and Griffith respectively, were reported in the Summary Compensation Table as “Salary” or “All Other Compensation” in previous years.

The Deferred Plan replaces benefits lost by executives under the qualified Retirement Savings Plan due to IRS limits. Executives are also permitted to defer all or a portion of their base salary or short-term incentive award. Amounts deferred under the Deferred Plan are deposited into a rabbi trust, and executives are permitted to invest their accounts in mutual funds that are substantially similar to the mutual funds available in the qualified Retirement Savings Plan. Deferred Plan participants may elect to withdraw their accounts as of a specified date or upon their termination of employment. Distributions can be made in a single lump sum or in annual installments over a 2-10 year period, as elected by the executive.

42    TOTAL SYSTEM SERVICES, INC.  -  2013 Proxy Statement

EXECUTIVE COMPENSATION

POTENTIAL PAYOUTS UPON TERMINATION OR CHANGE-IN-CONTROL

None of our named executive officers has an employment agreement. We have entered into change of control agreements with our named executive officers. Under these agreements, benefits are payable upon the occurrence of two events (also known as a “double trigger”). The first event is a change of control and the second event is the actual or constructive termination of the executive within two years following the date of the change of control. “Change of control” is defined, in general, as the acquisition of 20% of TSYS’ stock by any “person” as defined under the Securities Exchange Act of 1934, turnover of more than one-third of the Board of Directors of TSYS, a merger of TSYS with another company, or a reorganization, sale or similar transaction, unless the former shareholders of TSYS own more than 60% of the surviving entity. For purposes of these agreements, a constructive termination is a voluntary termination for good reason when there is a material adverse reduction in an executive’s position, duties or responsibilities, relocation of the executive more than 35 miles from where the executive is employed, or a material reduction in the executive’s base salary, bonus or other employee benefits.

In the event payments are triggered under the agreements, each executive will receive three times his or her base salary as in effect prior to the termination, three times a percentage of his or her base salary equal to the average short-term incentive award percentage earned over the previous three calendar years prior to the termination, as well as a pro rata short-term incentive award calculated at target for the year of termination. These amounts will be paid to the executive in a single lump-sum cash payment. Each executive will also receive health and welfare benefits for a three-year period following the second triggering event. In addition, each executive will receive an amount that is designed to “gross-up” the executive for any excise taxes that are payable by the executive as a result of the payments under the agreement, but only if the total change of control payments to the executive exceed 110% of the applicable IRS cap. The Compensation Committee has adopted a policy pursuant to which it will no longer make tax gross-up payments to executive officers, except for gross-ups applicable to management employees generally, which policy is applicable to new agreements and agreements that are materially amended. In addition, our equity award agreements with named executive officers require actual or constructive termination of employment in addition to a change of control before acceleration of vesting is triggered and beginning in 2012 all award agreements provide for vesting on a pro rata basis. The following table quantifies the estimated amounts that would be payable under the change of control and equity award agreements, assuming the triggering events occurred on December 31, 2012.

	3x Base Salary	3-Years Short-Term Incentive Award	Pro Rata Target Short-Term Incentive Award	Health & Welfare Benefits	Stock Award Vesting(1)	Stock Option Vesting(2)	Excise Tax Gross-up(3)	Total
Philip W. Tomlinson	$2,673,000	$1,871,100	$891,000	$51,336	$2,010,267	$3,144,786	$3,647,082	$14,288,571
James B. Lipham	1,275,900	765,540	361,505	51,336	512,452	715,564	1,233,009	4,915,306
M. Troy Woods	1,941,000	1,358,700	647,000	51,336	1,307,263	1,903,100	2,486,431	9,694,830
William A. Pruett	1,404,000	758,160	397,800	51,336	561,997	823,642	1,360,121	5,357,056
Kenneth L. Tye	1,404,000	758,160	397,800	51,336	561,997	823,642	1,331,641	5,328,576
G. Sanders Griffith, III	1,365,000	819,000	386,750	51,336	551,287	803,060	1,370,407	5,346,840

(1)	Estimated by multiplying the stock and performance share awards that vest upon termination in connection with a change of control by the fair market value of TSYS stock on December 31, 2012.

(2)	Estimated by multiplying the number of options that vest upon termination in connection with a change of control by the difference in the fair market value of TSYS stock on December 31, 2012 and the exercise price.

(3)	Estimated by dividing the estimated excise tax under Section 4999 of the Internal Revenue Code by 43.55%, which percentage is designed to calculate the amount of gross-up payment necessary so the executive is placed in the same position as though the excise tax did not apply. No gross-up payment is made if the change of control payment does not exceed the applicable IRS cap by 110%. As noted in the narrative above, new and materially amended change of control agreements will not provide for tax gross-ups.

Executives who receive these benefits are subject to a confidentiality obligation with respect to secret and confidential information about TSYS. There are no provisions regarding a waiver of this confidentiality obligation. No perquisites or other personal benefits are payable under the change of control agreements.

TOTAL SYSTEM SERVICES, INC.  -  2013 Proxy Statement    43

APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION

The Nonqualified Deferred Compensation table sets forth the amount and form of deferred compensation benefits that the named executive officers would be entitled to receive upon their termination of employment.

In addition to vesting upon actual or constructive termination of employment in connection with a change of control, outstanding stock options, restricted stock and performance share awards may vest when named executive officers terminate employment under other circumstances as follows:

•

Stock options held by the named executive officers generally vest upon death, disability, retirement after attaining age 62 or involuntary termination without cause; provided, however, that some grants are subject to more restrictive vesting provisions;

•	Restricted stock awards held by the named executive officers will vest upon death (other than by suicide), disability or retirement after attaining age 65; and

•

Performance share awards will vest at target upon death or disability or in accordance with actual performance upon retirement after attaining age 62 provided, however, that the amount paid will be a pro rata portion based on the date of death, disability or retirement.

PROPOSAL 3:	APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION

We are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. As described above in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

Objective	How Our Executive Compensation Program Achieves This Objective
Pay for Performance	• Tying a significant portion of each named executive officer’s targeted compensation — 72% or more for named executive officers — to the achievement of performance goals or stock price appreciation
Alignment with Shareholder Interests	• Establishing performance metrics under our LTIP and AIP that are designed to focus executives on the strategic objectives of TSYS
Commitment to Compensation “Best Practices”	• Minimal executive perquisites • Clawback policy for incentive compensation awards • Stock ownership and retention requirements • No tax gross-up policy
Attract and Retain Top Talent	• Competing effectively for the highest quality people who will determine our long-term success

We urge shareholders to read the “Compensation Discussion and Analysis” beginning on page 23 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 38 through 44, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that our compensation policies and procedures are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has contributed to TSYS’ long-term success.

44    TOTAL SYSTEM SERVICES, INC.  -  2013 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with Section 14A of the Securities Exchange Act of 1934, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2013 Annual Meeting of Shareholders:

RESOLVED, that the shareholders of TSYS approve, on an advisory basis, the compensation of TSYS’ named executive officers disclosed pursuant to the rules of the Securities and Exchange Commission in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for TSYS’ 2013 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although the advisory vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders, and will continue to review and consider the voting results when making future decisions regarding our executive compensation program. It is currently expected that shareholders will be given an opportunity to cast an advisory vote on this topic annually, with the next opportunity at TSYS’ 2014 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy

The Board of Directors has adopted a written policy for the review, approval or ratification of certain transactions with related parties of TSYS, which policy is administered by the Corporate Governance and Nominating Committee. Transactions that are covered under the policy include any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which: (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (2) TSYS is a participant; and (3) any related party of TSYS (such as an executive officer, director, nominee for election as a director or greater than 5% beneficial owner of TSYS stock, or their immediate family members) has or will have a direct or indirect interest.

Among other factors considered by the Committee when reviewing the material facts of related party transactions, the Committee must take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Certain categories of transactions have standing pre-approval under the policy, including the following:

•

the employment of non-executive officers who are immediate family members of a related party of TSYS so long as the annual compensation received by this person does not exceed $250,000, which employment is reviewed by the Committee at its next regularly scheduled meeting; and

•	certain limited charitable contributions by TSYS, which transactions are reviewed by the Committee at its next regularly scheduled meeting.

In addition, the policy does not apply to transactions which occurred, or in the case of ongoing transactions, transactions which began, prior to the date of the adoption of the policy by the Board.

TOTAL SYSTEM SERVICES, INC.  -  2013 Proxy Statement    45

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Mack Paul Daffin, Jr., the son-in-law of Philip W. Tomlinson, Chairman of the Board and Chief Executive Officer of TSYS, was employed by TSYS as a senior director of distributed technology during 2012. Mr. Daffin received $276,914 in compensation during 2012. John Dale Hester, the son-in-law of director Richard W. Ussery, was employed by TSYS as group executive, relationship management during 2012. Mr. Hester received $199,899 in compensation during 2012. Roderick Cowan Hunter, the son-in-law of director James D. Yancey, was employed by TSYS as a director of sales and marketing during 2012. Mr. Hunter received $136,719 in compensation during 2012. None of the employees listed above is an executive officer of TSYS. The compensation received by the employees listed above is determined under the standard compensation practices of TSYS. The employment relationships described above did not require review, approval or ratification under TSYS’ Related Party Transaction Policy as they began prior to the adoption of the policy by the TSYS Board.

During 2011, TSYS made a capital commitment of $20 million to TTV Fund III, L.P. (“Fund III”), a private equity fund engaged in private equity investment transactions. As of January 31, 2013, TSYS had funded approximately 33.4% of its capital commitment and held approximately 48.5% of the membership interests in Fund III. TSYS will be entitled to receive 39.9% of any profit allocations made by Fund III. Gardiner W. Garrard, III, the son of director Gardiner W. Garrard, Jr., owns an interest in the general partner which manages Fund III. As a result of this ownership interest, Gardiner W. Garrard, III will be entitled to receive 29.2% of any profit allocations made by Fund III to its general partner. Fund III has entered into an agreement with TTV Capital, LLC (“TTV”) pursuant to which TTV will provide investment management administrative services to Fund III. Gardiner W. Garrard, III owns 50% of the membership interests in TTV and also serves as its managing partner. During 2012, TSYS paid TTV a management fee of $300,000 as a result of its investment in Fund III. The terms of these transactions are comparable to those provided for between similarly situated unrelated third parties in similar transactions and these transactions were approved pursuant to TSYS’ Related Party Transaction Policy.

Other Information About Board Independence

In addition to the information set forth or referenced under the caption “Related Party Transactions” above, the Board also considered the following relationships in evaluating the independence of our independent directors and determined that none of the relationships constitute a direct or indirect material relationship with TSYS:

•

an entity of which Mr. Cloninger serves as an executive officer made payments to and received payments from TSYS for merchant processing and printing and related services, respectively, in the ordinary course of business during 2012, which payments were not more than the greater of two percent of the annual revenues for that entity or TSYS, or $1 million, and therefore satisfy the Board’s guidelines for independence;

•

an entity in which Mr. Turner and his immediate family members own a less than ten percent equity interest made payments to TSYS for printing services in the ordinary course of business during 2012, which transactions were in accordance with the Board’s guidelines for independence, and which payments were not more than the greater of two percent of the annual revenues for that entity or TSYS, or $1 million; and

•	an immediate family member of Mrs. Yarbrough was compensated as a non-executive employee of TSYS during 2012, which employment was in accordance with the Board’s guidelines for independence.

46    TOTAL SYSTEM SERVICES, INC.  -  2013 Proxy Statement

PRINCIPAL SHAREHOLDERS

PRINCIPAL SHAREHOLDERS

The following table sets forth the number of shares of TSYS stock held by the only known holders of more than 5% of the outstanding shares of TSYS stock as of December 31, 2012.

Name and Address of Beneficial Owner	Shares of TSYS Stock Beneficially Owned as of 12/31/12		Percentage of Outstanding Shares of TSYS Stock Beneficially Owned as of 12/31/12
Synovus Financial Corp.	17,659,116	(1)	9.5%
1111 Bay Avenue, Suite 500
Columbus, Georgia 31901
FMR LLC	10,837,312	(2)	5.8%
82 Devonshire Street
Boston, Massachusetts 02109
BlackRock, Inc.	10,089,290	(3)	5.4%
40 East 52nd Street
New York, New York 10022
The Vanguard Group	10,216,309	(4)	5.5%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

(1)	As of December 31, 2012, the banking, investment advisory and trust company subsidiaries of Synovus possessed sole voting power with respect to 16,270,355 TSYS shares, shared voting power with respect to 215,799 TSYS shares, sole investment power with respect to 17,238,935 TSYS shares and shared investment power with respect to 285,235 TSYS shares. Synovus and its subsidiaries disclaim beneficial ownership of all shares of TSYS stock which are held by them in various fiduciary and advisory capacities.

(2)	As of December 31, 2012, FMR LLC and its investment advisory and bank subsidiaries possessed sole voting power with respect to 390,612 TSYS shares and shared investment power with respect to 10,837,312 TSYS shares.

(3)	As of December 31, 2012, BlackRock, Inc. and its Investment advisory subsidiaries possessed sole voting and investment power with respect to these shares.

(4)	As of December 31, 2012, The Vanguard Group and its investment advisory subsidiaries possessed sole voting power with respect to 280,139 TSYS shares, sole investment power with respect to 9,949,024 TSYS shares and shared investment power with respect to 267,285 TSYS shares, all of which shares are held in an investment advisory capacity.

TOTAL SYSTEM SERVICES, INC.  -  2013 Proxy Statement    47

SHAREHOLDER PROPOSALS AND NOMINATIONS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires TSYS’ officers and directors, and persons who own more than ten percent of TSYS stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.

To TSYS’ knowledge, based solely on its review of such reports submitted to TSYS, and written representations from certain reporting persons that no Forms 5 were required for those persons, TSYS believes that during the fiscal year ended December 31, 2012 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Tye, Mr. Woods and Mr. Tomlinson each reported one transaction late on one report.

SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for a shareholder proposal to be considered for inclusion in TSYS’ Proxy Statement for the 2014 Annual Meeting of Shareholders, the written proposal must be received by the Corporate Secretary of TSYS at the address below. The Corporate Secretary must receive the proposal no later than November 15, 2013. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Total System Services, Inc.

One TSYS Way

Columbus, Georgia 31901

For a shareholder proposal that is not intended to be included in TSYS’ Proxy Statement for the 2014 Annual Meeting of Shareholders, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Secretary must receive this notice not earlier than December 31, 2013 and not later than January 30, 2014. The notice of a proposed item of business must provide information as required in the bylaws of TSYS which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own beneficially or of record; any material interest you have in the proposal; and a representation that you are a shareholder of record entitled to vote at the meeting and that you intend to appear in person or by proxy at the meeting to bring the matter before the meeting.

The notice of a proposed director nomination must provide information as required in the bylaws of TSYS which, in general, require that the notice of a director nomination include your name, address and the number of shares you own beneficially or of record; a representation that you are a shareholder of record entitled to vote at the meeting and that you intend to appear in person or by proxy at the meeting to nominate the person or persons named in the notice; any arrangements between you and each proposed nominee and any other person pursuant to which the nomination is being made; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares owned beneficially or of record by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws. You must submit the nominee’s consent to be elected and to serve. A copy of the bylaw requirements will be provided upon request to the Corporate Secretary at the address above.

48    TOTAL SYSTEM SERVICES, INC.  -  2013 Proxy Statement

GENERAL INFORMATION

GENERAL INFORMATION

Financial Information

Detailed financial information for TSYS and its subsidiaries for its 2012 fiscal year is included in TSYS’ 2012 Annual Report that is being provided to TSYS’ shareholders together with this Proxy Statement. The Annual Report and this Proxy Statement are also posted to our website at http://annualreport.tsys.com.

Solicitation of Proxies

TSYS will pay the cost of soliciting proxies. Proxies may be solicited on behalf of TSYS by directors, officers or employees by mail, in person or by telephone, facsimile or other electronic means. TSYS will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners. In addition, TSYS has retained AST Phoenix Advisors to assist in the solicitation of proxies for a fee of $12,500, plus reimbursement of reasonable out-of-pocket expenses.

Householding

The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. TSYS and certain intermediaries are householding proxy materials for shareholders of record in connection with the Annual Meeting. This means that:

•

Only one Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary;

•

You can contact TSYS by calling (706) 644-4918 or by writing Director of Investor Relations, Total System Services, Inc., P.O. Box 2567, Columbus, Geoorgia 31902 to request a separate copy of the Notice of Internet Availability of Proxy Materials or Annual Report and Proxy Statement for the Annual Meeting and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future or you can contact your bank or broker to make a similar request; and

•

You can request delivery of a single copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statements from your bank or broker if you share the same address as another TSYS shareholder and your bank or broker has determined to household proxy materials.

The above Notice of Annual Meeting and Proxy Statement are sent by Order of the TSYS Board of Directors.

Philip W. Tomlinson

Chairman of the Board and

Chief Executive Officer

March 15, 2013

TOTAL SYSTEM SERVICES, INC.  -  2013 Proxy Statement    49

ANNUAL MEETING OF SHAREHOLDERS OF

TOTAL SYSTEM SERVICES, INC.

April 30, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM ET the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

COMPANY NUMBER

ACCOUNT NUMBER

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders:

The Proxy Statement and the 2012 Annual Report to Shareholders

are available at: http://annualreport.tsys.com

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢	00033333333333333300 1	043013

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		1.	Election of 13 Nominees as Directors:	FOR	AGAINST	ABSTAIN

The undersigned hereby acknowledges receipt of NOTICE of the ANNUAL MEETING and the PROXY STATEMENT and hereby revokes all Proxies previously given by the undersigned for the ANNUAL MEETING.

Please be sure to sign and date this Proxy.

			1.1 James H. Blanchard 1.2 Richard Y. Bradley 1.3 Kriss Cloninger III 1.4 Walter W. Driver, Jr. 1.5 Gardiner W. Garrard, Jr. 1.6 Sidney E. Harris 1.7 Mason H. Lampton 1.8 H. Lynn Page	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
			1.9 Philip W. Tomlinson	☐	☐	☐
			1.10 John T. Turner	☐	☐	☐
			1.11 Richard W. Ussery	☐	☐	☐
			1.12 M. Troy Woods	☐	☐	☐
			1.13 James D. Yancey	☐	☐	☐
		2.	Ratification of the appointment of KPMG LLP as TSYS’ independent auditor for the year 2013.	☐	☐	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	3.	Approval of the advisory resolution to approve executive compensation.	☐	☐	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

0                    ¢

TOTAL SYSTEM SERVICES, INC.

POST OFFICE BOX 2506, COLUMBUS, GEORGIA 31902-2506

ANNUAL MEETING OF SHAREHOLDERS OF TSYS TO BE HELD April 30, 2013

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TSYS

The undersigned shareholder of Total System Services, Inc. hereby appoints James B. Lipham and Dorenda K. Weaver as Proxies, each of them singly and each with power of substitution, to vote all shares of Common Stock of TSYS of the undersigned or with respect to which the undersigned is entitled to vote on February 20, 2013 at the ANNUAL MEETING OF THE SHAREHOLDERS OF TSYS to be held on the 30th day of April, 2013, and at any adjournments or postponements thereof.

The Board of Directors is not aware of any matters likely to be presented for action at the Annual Meeting of Shareholders of TSYS, other than the matters listed herein. However, if any other matters are properly brought before the Annual Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best judgment. This Proxy is revocable at any time prior to its use.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

IF YOU DO NOT VOTE BY PHONE OR OVER THE INTERNET, PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)

¢	14475 ¢

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 30, 2013

TOTAL SYSTEM SERVICES, INC.

Annual Meeting To Be Held On

April 30, 2013 at 10:00 A.M. ET at the

TSYS Riverfront Campus Auditorium, One TSYS Way, Columbus, Georgia 31901

COMPANY NUMBER
ACCOUNT NUMBER

CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before April 16, 2013.

Please visit www.voteproxy.com, where the following materials are available for view by entering your control number:

• Notice and Proxy Statement
• 2012 Annual Report to Shareholders

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers)
E-MAIL: info@amstock.com
WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp

TO VOTE:	ONLINE: To access your online proxy card, please visit www.voteproxy.com. Have your control number available and follow the on-screen instructions.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may vote by mail by requesting a paper copy of the materials, which will include a proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.	1.	Election of 13 Nominees as Directors:
		1.1	James H. Blanchard
		1.2	Richard Y. Bradley
		1.3	Kriss Cloninger III
		1.4	Walter W. Driver, Jr.
		1.5	Gardiner W. Garrard, Jr.
		1.6	Sidney E. Harris
		1.7	Mason H. Lampton
		1.8	H. Lynn Page
		1.9	Philip W. Tomlinson
		1.10	John T. Turner
		1.11	Richard W. Ussery
		1.12	M. Troy Woods
		1.13	James D. Yancey
Please note that you cannot use this notice to vote by mail.	2.	Ratification of the appointment of KPMG LLP as TSYS’ independent auditor for the year 2013.
	3.	Approval of the advisory resolution to approve executive compensation.

One TSYS Way Post Office Box 1755 Columbus, GA 31902-1755 +1.706.649.4818 tel +1.706.644.4999 fax www.tsys.com	Kathy Moates Senior Deputy General Counsel

March 15, 2013

Filing Desk

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

RE:	Total System Services, Inc., a Georgia Corporation (“TSYS”), SEC File No. 1-10254

Ladies and Gentlemen:

Pursuant to the regulations of the Securities and Exchange Commission, submitted herewith for filing is TSYS’ 2013 definitive Proxy Statement.

TSYS intends to begin mailing its 2013 Proxy Materials to its shareholders and other appropriate recipients on March 15, 2013.

If you have any questions with regard to this filing, please do not hesitate to contact me.

Sincerely,

/s/ Kathy Moates

Kathleen Moates